Exhibit 99.1

EXECUTION VERSION

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 23, 2012

Among

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

as Borrower

and

THE INITIAL LENDERS, INITIAL ISSUING BANKS AND

SWING LINE BANK NAMED HEREIN

as Initial Lenders, Initial Issuing Banks and Swing Line Bank

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

and

J.P. MORGAN SECURITIES LLC,

WELLS FARGO SECURITIES, LLC AND

CITIGROUP GLOBAL MARKETS INC.

as Joint Lead Arrangers and Joint Bookrunners

and

WELLS FARGO BANK, NATIONAL ASSOCIATION AND

CITIBANK, N.A.

as Syndication Agents

and

BOKF, NA DBA BANK OF OKLAHOMA, BRANCH BANKING AND TRUST COMPANY,

COMPASS BANK DBA BBVA COMPASS, FIFTH THIRD BANK AND UNION BANK, N.A.

as Documentation Agents

$250,000,000 Term Loan and $700,000,000 Revolving Loan

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SCHEDULES

Schedule I	-	Commitments
Schedule II	-	Subsidiary Guarantors
Schedule III	-	Existing Letters of Credit
Schedule 4.01(a)	-	Equity Investors
Schedule 4.01(b)	-	Subsidiaries
Schedule 4.01(d)	-	Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)	-	Disclosed Litigation
Schedule 4.01(n)	-	Plans and Multiemployer Plans
Schedule 4.01(o)	-	Environmental Disclosure
Schedule 4.01(p)	-	Open Years
Schedule 4.01(r)	-	Existing Debt
Schedule 4.01(s)	-	Surviving Debt
Schedule 4.01(t)	-	Liens
Schedule 4.01(u)	-	Investments
Schedule 5.02(q)	-	Transactions with Affiliates

EXHIBITS

Exhibit A-1	-	Form of Term Note
Exhibit A-2	-	Form of Revolving Credit Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Assignment and Assumption
Exhibit D	-	Form of Subsidiary Guaranty
Exhibit E	-	Form of Solvency Certificate

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 23, 2012 (this “Agreement”) among (a) ALLIANCE RESOURCE OPERATING PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), (b) the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the “Initial Lenders”), (c) the banks listed on the signature pages hereof as the Initial Issuing Banks (the “Initial Issuing Banks”), (d) the Swing Line Bank, (e) JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the “Administrative Agent”) for the Lenders (as hereinafter defined), (f) J.P. MORGAN SECURITIES LLC, WELLS FARGO SECURITIES, LLC and CITIGROUP GLOBAL MARKETS INC., as joint lead arrangers and joint bookrunners (collectively, the “Joint Lead Arrangers”), (g) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo Bank”) and CITIBANK, N.A. (“Citi”), as syndication agents, and (h) BOKF, NA DBA BANK OF OKLAHOMA (“BOKF”), BRANCH BANKING AND TRUST COMPANY, COMPASS BANK DBA BBVA COMPASS, FIFTH THIRD BANK AND UNION BANK, N.A., as documentation agents.

PRELIMINARY STATEMENT:

1. The Borrower, the banks, financial institutions and other institutional lenders party thereto, JPMorgan, as paying agent and co-administrative agent, and Citicorp USA, Inc., as co-administrative agent, are parties to the Second Amended and Restated Credit Agreement, dated as of September 25, 2007 (as amended to the date hereof, the “Existing Revolving Facility Agreement”).

2. The Borrower, the banks, financial institutions and other institutional lenders party thereto, Citibank, N.A., as administrative agent, and BOKF, Branch Banking and Trust Company and PNC Bank, National Association, as co-agents, are parties to the Term Loan Agreement, dated as of December 29, 2010 (the “Existing Term Facility Agreement” and, together with the Existing Revolving Facility Agreement, the “Existing Facility Agreements”).

3. The Borrower has requested that, upon the Effective Date (as hereinafter defined), the Lenders amend and restate in its entirety the Existing Revolving Facility Agreement on the terms and conditions hereinafter set forth to make available to the Borrower a revolving credit facility of up to $700,000,000 and a term loan facility of up to $250,000,000 to refinance certain Existing Debt (as hereinafter defined) of the Borrower (including such Debt under the Existing Facility Agreements) and to pay transaction fees and expenses in connection herewith and therewith, and that, from time to time, the Lenders lend to the Borrower and issue Letters of Credit for the account of the Borrower for general business purposes of the Borrower and its Subsidiaries. The Lenders have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree to amend and restate the Existing Revolving Facility Agreement in full as follows:

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ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1999 Note Purchase Agreement” means the Note Purchase Agreement, dated as of August 16, 1999, among the Borrower (as assignee of the Special General Partner) and the purchasers of the 1999 Senior Notes, pursuant to which the 1999 Senior Notes were issued, as amended by the First Amendment thereto, dated as of June 26, 2008.

“1999 Senior Notes” means the senior notes of the Borrower issued in a private placement pursuant to the 1999 Note Purchase Agreement in the original principal amount of $180,000,000, and shall include any senior note issued after the original issuance date in substitution for or replacement of, in whole or in part, any originally issued senior note.

“2008 Note Purchase Agreement” means the Note Purchase Agreement, dated as of June 26, 2008, among the Borrower and the purchasers of the 2008 Senior Notes, pursuant to which the 2008 Senior Notes were issued.

“2008 Senior Notes” means the senior notes of the Borrower issued in a private placement pursuant to the 2008 Note Purchase Agreement in the original principal amount of $350,000,000, and shall include any senior note issued after the original issuance date in substitution for or replacement of, in whole or in part, any originally issued senior note.

“Acceptable Bank” means (a) any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $500,000,000, and (iii)(A) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of “AA-” or better by S&P, “Aa3” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing or (B) the commercial paper or other short-term unsecured debt obligations of which (or the short-term unsecured debt obligations of the holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of “Al” or better by S&P or “Prime 1” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing or (b) any Lender.

“Acceptable Broker-Dealer” means any Person other than a natural person (a) which is registered as a broker or dealer pursuant to the Exchange Act and (b) whose long-term unsecured debt obligations shall have been given a rating of “AA-” or better by S&P, “Aa3” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing.

“Administrative Agent” has the meaning specified in the Preamble.

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“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent with JPMorgan at its office at 1111 Fannin, 8th Floor, Houston, Texas 77002, Account No. 9008113381H0456, or such other account as the Administrative Agent shall specify in writing to the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means a Revolving Credit Advance, a Swing Line Advance, a Letter of Credit Advance or a Term Advance.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Borrower; provided, however, the Borrower shall not be an Affiliate of any Restricted Subsidiary and no Restricted Subsidiary shall be an Affiliate of the Borrower or any Restricted Subsidiary.

“Agreement” has the meaning specified in the Preamble.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means a percentage per annum determined by reference to the Consolidated Debt to Consolidated Cash Flow Ratio as set forth below:

Consolidated Debt to Consolidated Cash Flow Ratio	Base Rate Advances	Eurodollar Rate Advances
Level I 1.50:1.0 or greater	0.900%	1.900%

Level II 1.00:1.0 or greater, but less than 1.50:1.0	0.650%	1.650%

Level III 0.50:1.0 or greater, but less than 1.00:1.0	0.400%	1.400%

Level IV less than 0.50:1.0	0.150%	1.150%

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The Applicable Margin for each Advance shall be determined by reference to the Consolidated Debt to Consolidated Cash Flow Ratio in effect from time to time, which ratio shall be determined by reference to the financial statements most recently delivered in accordance with Section 5.03(b) or (c), as the case may be; provided, however, that the Applicable Margin shall be at Level I for so long as the Borrower has not submitted to the Administrative Agent the financial statements as and when required under Section 5.03(b) or (c), as the case may be, except that the Applicable Margin for the stub period beginning on the Effective Date and ending on the date on which the Borrower shall be required to have delivered the financial statements pursuant to Section 5.03(b) or (c), as the case may be, for the quarterly period ending March 31, 2012 shall be determined by reference to the annual financial statement for the period ended December 31, 2011, a copy of which has been delivered or made available to the Administrative Agent prior to the Effective Date.

“Applicable Percentage” means a percentage per annum determined by reference to the Consolidated Debt to Consolidated Cash Flow Ratio as set forth below:

Consolidated Debt to Consolidated Cash Flow Ratio	Applicable Percentage
Level I 1.50:1.0 or greater	0.350%

Level II 1.00:1.0 or greater, but less than 1.50:1.0	0.250%

Level III 0.50:1.0 or greater, but less than 1.00:1.0	0.200%

Level IV less than 0.50:1.0	0.175%

The Applicable Percentage shall be determined by reference to the Consolidated Debt to Consolidated Cash Flow Ratio, in effect from time to time, which ratio shall be determined by reference to the financial statements most recently delivered in accordance with Section 5.03(b) or (c), as the case may be; provided, however, that the Applicable Percentage shall be at Level I for so long as the Borrower has not submitted to the Administrative Agent the financial statements as and when required under Section 5.03(b) or (c), as the case may be, except that the Applicable Percentage for the stub period beginning on the Effective Date and ending on the date on which the

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Borrower shall be required to have delivered the financial statements pursuant to Section 5.03(b) or (c), as the case may be, for the quarterly period ending March 31, 2012 shall be determined by reference to the annual financial statement for the period ended December 31, 2011, a copy of which has been delivered or made available to the Administrative Agent prior to the Effective Date.

“Appropriate Lender” means, at any time, with respect to (a) the Revolving Credit Facility, a Revolving Credit Lender, (b) the Letter of Credit Facility, (i) any Issuing Bank and (ii) to the extent the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender, (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) to the extent the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender and (d) the Term Facility, a Term Lender.

“Asset Acquisition” means (a) an Investment by the Borrower or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Borrower or any Restricted Subsidiary, (b) the acquisition by the Borrower or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Borrower or any Restricted Subsidiary of any division or line of business of any Person (other than a Restricted Subsidiary).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

“Available Amount” of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business (including the Federal Deposit Insurance Corporation or any other bank regulatory authority) appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

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“Base Rate” means, for any day, a rate per annum equal to the greatest of:

(a) the Prime Rate in effect on such day;

(b) the Federal Funds Rate in effect on such day plus  1/2 of 1%; and

(c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%;

provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, respectively.

“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).

“BOKF” has the meaning specified in the Preamble.

“Borrower” has the meaning specified in the Preamble.

“Borrower’s Account” means the account of the Borrower maintained by the Borrower with Fifth Third Bank at its office at Cincinnati, Ohio, ABA No. 042000314, Account No. 7021290650, or such other account as the Borrower shall specify in writing to the Administrative Agent.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Business Plan” means a rolling five year business plan for the Borrower which shall include, without limitation, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on an annual basis for each of the next five Fiscal Years and which shall set forth (without limitation) mine development plans, an analysis of business outlook for the term of the Facilities in form and scope reasonably satisfactory to the Administrative Agent, capital expenditures, coal reserve profiles, property acquisitions, production levels and other similar items, which Business Plan may be revised by the Borrower from time to time to reflect changes in operating and market conditions.

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“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Capital Stock” shall mean, with respect to any Person, any and all shares, units representing interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, including, (a) with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, (b) with respect to limited liability companies, member interests, and (c) with respect to any Person, any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

“Cash Equivalents” means any of the following, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens and, unless otherwise specified below, having a maturity of not greater than two years from the date of acquisition thereof:

(a) United States Governmental Securities maturing within one year from the date of acquisition;

(b) certificates of deposit, banker’s acceptances or other bank instruments maturing within one year from the date of acquisition thereof, issued by Acceptable Banks;

(c) Repurchase Agreements;

(d) obligations of any state of the United States of America, or any municipality of any such state, in each case rated “AA” or better by S&P, “Aa2” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing; provided that such obligations mature within one year from the date of acquisition thereof; and

(e) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower or any Restricted Subsidiary, is rated A-l or better by S&P or P-1 or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

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“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means the occurrence of any of the following: (a) the managing general partner of the Borrower shall at any time for any reason cease to be either the sole or managing general partner of the MLP or (b) the Management Investors (as defined below) shall at any time for any reason cease to (i) possess the right, directly or indirectly, to elect or appoint a majority of the board of directors of the managing general partner of the Borrower or (ii) control, directly or indirectly, the managing general partner of the Borrower. For purposes of clause (b) above, “Management Investors” means any of (A) C-Holdings, LLC, (B) the management, officers and/or directors of Alliance GP, LLC and/or the Borrower and/or the sole or managing general partner of the Borrower who are also unitholders (or partners or shareholders) of Alliance Holdings GP, L.P. or the MLP (all such persons of management, officers and directors, collectively, the “Management Persons”), (C) any corporation, limited liability company, partnership, trust or other legal entity owned, directly or indirectly, by such Management Person or by such Management Person and his or her spouse or direct lineal descendent or, in the case of a trust, as to which such Management Person is (either individually or together with such Management Person’s spouse) a trustee and/or (D) any Person that is a party to that certain Transfer Restrictions Agreement (so long as such Transfer Restrictions Agreement remains in effect). Notwithstanding the foregoing, any transaction or series of transactions that result in (I) Alliance Holdings GP, L.P. merging with and into the MLP, with the MLP as the surviving entity, or (II) Alliance Holdings GP, L.P. becoming a direct or indirect Wholly Owned Subsidiary of the MLP (any such transaction described in clause (I) or (II) above, a “Simplification Transaction”), shall not constitute a Change of Control hereunder regardless of whether or not, after giving effect to such Simplification Transaction, any of the events described in the first sentence of this definition of Change of Control shall have occurred.

“Citi” has the meaning specified in the Preamble.

“Commitment” means a Revolving Credit Commitment, a Swing Line Commitment, a Letter of Credit Commitment or a Term Commitment.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Cash Flow” means, as of any date of determination for any applicable period, the excess, if any, of (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in the determination of Consolidated Net Income for such period, without duplication, (A) Consolidated Non-Cash Charges, (B) Consolidated Interest Expense and (C) Consolidated Income Tax Expense, over (b) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) any non-cash items increasing Consolidated Net Income for such period to the extent that such items constitute reversals of Consolidated Non-Cash Charges for a previous period and which were included in the computation of

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Consolidated Cash Flow for such previous period pursuant to the provisions of the preceding clause (a) and (ii) any cash charges for such period to the extent that such charges constituted non-cash items for a previous period and to the extent such charges are not otherwise included in the determination of Consolidated Net Income; provided that in calculating Consolidated Cash Flow for any such period, (I) full effect shall be given to the proviso to the definition of “Consolidated Interest Expense” set forth below and (II) Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for such period, in all respects in accordance with GAAP, to any Transfer or Asset Acquisitions (including, without limitation any Asset Acquisition by the Borrower or any Restricted Subsidiary giving rise to the need to determine Consolidated Cash Flow as a result of the Borrower or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as result of any such Asset Acquisition) incurring, assuming or otherwise becoming liable for any Debt) occurring during the period commencing on the first day of such period to and including the date of the transaction, as if such Transfer or Asset Acquisition occurred on the first day of such period.

“Consolidated Debt” means, as of any date of determination, the aggregate outstanding principal amount of all Debt of the Borrower and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Debt to Consolidated Cash Flow Ratio” means, at any date of determination, the ratio of Consolidated Debt of the Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated Cash Flow of the Borrower and its Restricted Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters.

“Consolidated Income Tax Expense” means, with respect to any period, all provisions for Federal, state, local and foreign income taxes of the Borrower and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, as of any date of determination for any applicable period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Borrower and its Restricted Subsidiaries whether paid or accrued (including non-cash interest payments and imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount (but not expense) amortized or required to be amortized in the determination of Consolidated Net Income for such period.

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“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP; provided that there shall be excluded:

(a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition, and

(b) any aggregate net gain or loss during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets, and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities).

“Consolidated Non-Cash Charges” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate depreciation, depletion and amortization (other than amortization of debt discount and expense), the non-cash portion of advance royalties and any non-cash employee compensation expenses for such period, in each case, reducing Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Constitutive Documents” means, with respect to any Person, the certificate of incorporation or registration or formation (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, partnership agreement, trust agreement, joint venture agreement, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07(d), 2.09 or 2.10.

“Debt” means, with respect to any Person, without duplication,

(a) its liabilities for borrowed money;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

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(c) its Capital Lease Obligations;

(d) all liabilities secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); provided, however, that for purposes of determining the amount of liabilities included in this clause (d), such liabilities shall be limited to the fair market value of the property of such Person subject to such Lien unless such Person shall have otherwise become liable for or assumed such liabilities (in which case the total amount of such liabilities shall be included in this clause (d));

(e) all its liabilities in respect of letters of credit or instruments serving a similar function or surety bonds issued or accepted for its account by banks or other financial institutions (whether or not representing obligations for borrowed money), other than any such liabilities that are incurred in the ordinary course of business of such Person and:

(i) that consist of liabilities in respect of surety bonds (other than liabilities in respect of letters of credit issued to any insurance company or other issuer of a surety bond as credit support for such Person’s reimbursement obligations to such insurance company or other institution acting as issuer of such surety bond) where such surety bonds are issued to support such Person’s obligations in respect of workmen’s compensation, unemployment insurance, reclamation laws or mining activities or activities incidental, supplemental or related to mining activities, the payment of retirement benefits or performance guarantees relating to coal deliveries or insurance deductibles, or

(ii) that consist of liabilities in respect of letters of credit or instruments serving a similar function which are issued to support such Person’s obligations (including surety bond obligations) in respect of workmen’s compensation, unemployment insurance, reclamation laws or mining activities or activities incidental, supplemental or related to mining activities, the payment of retirement benefits or performance guarantees relating to coal deliveries or insurance deductibles and aggregating no more than $40,000,000 at anytime outstanding for all of the liabilities contemplated by this clause (ii); or

(iii) which are issued in respect of current trade payables of such Person;

(f) Swaps of such Person, to the extent required to be reflected on a balance sheet of such Person prepared as of any date of determination in accordance with GAAP;

(g) Preferred Stock of Restricted Subsidiaries owned by Persons other than the Borrower, a Subsidiary Guarantor or a Wholly Owned Restricted Subsidiary; and

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(h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances, (ii) fund any portion of its participations in Letters of Credit or Swing Line Advances or (iii) pay over to any Loan Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Administrative Agent, the Borrower or any Loan Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding an Advance under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or a Loan Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and participations in then outstanding Letters of Credit and Swing Line Advances under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or such Loan Party’s, as the case may be, receipt of such certification in form and substance satisfactory to the Administrative Agent and, if applicable, such Loan Party or (d) has become the subject of a Bankruptcy Event.

“Disclosed Litigation” has the meaning specified in Section 3.01(d).

“Dissolving Subsidiaries” means Sunshine Coal, LLC, Advent Mining, LLC, Advent Processing, LLC and Sebree Medical Center, LLC.

“Domestic Lending Office” means, with respect to any Initial Lender, the office of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire delivered to the Administrative Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Effective Date” means the first date on which the conditions set forth in Article III shall have been satisfied.

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“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 8.07(b) (subject to such consents, if any, as may be required under Section 8.07(b)(i)); provided that, for the avoidance of doubt, no Ineligible Assignee shall be an Eligible Assignee.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any Governmental Authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in

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Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; (h) the determination that any Plan is in “at risk” status (within the meaning of Section 303 of ERISA); or (i) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Eurodollar Lending Office” means, with respect to any Initial Lender, the office of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire delivered to the Administrative Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, with respect to any Eurodollar Rate Advance comprising part of the same Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Eurodollar Rate Reserve Percentage.

“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Administrative Agent is subject with respect to the Eurodollar Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors of the Federal Reserve System). Such reserve percentage shall include those reserve percentages imposed pursuant to such Regulation D. Eurodollar Rate Advances shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Eurodollar Rate Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Events of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Effective Date.

“Existing Facility Agreements” has the meaning specified in the Recitals.

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“Existing Revolving Facility Agreement” has the meaning specified in the Recitals.

“Existing Term Facility Agreement” has the meaning specified in the Recitals.

“Facility” means the Revolving Credit Facility, the Swing Line Facility, the Letter of Credit Facility or the Term Facility.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code or any amended or successor version to the extent substantively comparable and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letters” mean, collectively, (a) the Fee Letter, dated April 10, 2012, among the Borrower, JPMorgan, J.P. Morgan Securities LLC, Wells Fargo Bank and Wells Fargo Securities, LLC, and (b) the Fee Letter, dated April 10, 2012, between the Borrower and Citigroup Global Markets Inc.

“Fiscal Year” means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

“Foreign Subsidiary” means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

“GAAP” has the meaning specified in Section 1.03.

“General Partner” means Alliance Resource Management GP, LLC, a Delaware limited liability company.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel

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Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Greenfield Project” means any mine development project involving the expenditure of greater than $5,000,000 for the development of mine infrastructure to access unmined reserves.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Debt or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such Debt, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt of the ability of any other Person to make payment of the Debt; or

(d) otherwise to assure the owner of such Debt against loss in respect thereof.

In any computation of the Debt of the obligor under any Guaranty, the Debt that is the subject of such Guaranty shall be assumed to be a direct obligation of such obligor. The amount of any Guaranty shall be equal to the outstanding amount of the Debt guaranteed, or such lesser amount to which the maximum exposure of such Person shall have been specifically limited.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Indemnified Costs” has the meaning specified in Section 7.02(a).

“Indemnified Party” has the meaning specified in Section 8.04(b).

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“Ineligible Assignee” means (a) the Borrower or any of its Affiliates or Subsidiaries, (b) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (b), (c) any Person that is engaged directly in the business of (i) the mining, production, washing, refinement, preparation, sale, marketing or transportation of coal or (ii) leasing coal reserves or other interests in minerals or mineral rights to entities engaged in the mining, production, sale or marketing of coal, and any Affiliate of such Person, (d) a natural person or (e) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Assignee if it (i) has not been established for the primary purpose of acquiring any Advances or Commitments, (ii) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans and (iii) has assets greater than $100,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

“Initial Issuing Banks” has the meaning specified in the Preamble.

“Initial Lenders” has the meaning specified in the Preamble.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement, dated as of June 26, 2008, among JPMorgan and the noteholders party thereto and acknowledged and agreed to by, among others, the Borrower.

“Interest Coverage Ratio” means, at any date of determination, the ratio of Consolidated Cash Flow of the Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated Interest Expense of the Borrower and its Restricted Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six or, if available to each Appropriate Lender, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after the Termination Date for such Facility;

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(b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next succeeding calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day; and

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Inventory” means inventory held for sale or lease in the ordinary course of business.

“Investment” means any investment, made in cash or by delivery of property, by the Borrower or any of its Restricted Subsidiaries (a) in any Person, whether by acquisition of stock, debt or other obligations or Security, or by loan, guaranty of any debt, advance, capital contribution or otherwise or (b) in any property.

“Issuing Banks” means each Initial Issuing Bank, any other Lender approved as an Issuing Bank by the Administrative Agent and any Eligible Assignee to which a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to Section 8.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) pursuant to, in the case of a Lender, an agreement in form and substance satisfactory to the Administrative Agent and, in the case of an Eligible Assignee, an Assignment and Assumption substantially in the form of Exhibit C hereto, for so long as such Initial Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment; provided, however, that in all cases, no Lender (other than the Initial Issuing Banks) or Eligible Assignee shall qualify as or constitute an Issuing Bank hereunder unless it is a commercial bank organized under the laws of the United States or any state thereof, has capital and surplus of not less than $500,000,000 and is, so long as no Event of Default has occurred and is continuing, reasonably acceptable to the Borrower. The Borrower shall have the right to request from time to time that any Lender or Eligible Assignee become an Issuing Bank hereunder, in which case the Administrative Agent and the Issuing Banks shall cooperate with the reasonable requests

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of the Borrower and assign a portion of their respective Unused Letter of Credit Commitments to such Lender or Eligible Assignee (in accordance with the provisions of this definition of Issuing Banks); provided that there shall be no more than five Issuing Banks at any time. For purposes of this definition, “Unused Letter of Credit Commitment” means, with respect to any Issuing Bank, the obligations of such Issuing Bank to issue Letters of Credit to the Borrower in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the aggregate Available Amount of all Letters of Credit issued by such Issuing Bank.

“Joint Lead Arrangers” has the meaning specified in the Preamble.

“JPMorgan” has the meaning specified in the Preamble.

“L/C Cash Deposit Account” means an interest bearing cash deposit account to be established and maintained by each Issuing Bank, over which such Issuing Bank shall have sole dominion and control, upon terms as may be satisfactory to such Issuing Bank.

“L/C Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a Letter of Credit.

“L/C Related Documents” has the meaning specified in Section 2.04(d)(ii)(A).

“Lenders” means the Initial Lenders, each Eligible Assignee that shall become a Lender hereunder pursuant to Section 8.07, each Issuing Bank and the Swing Line Bank for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Letters of Credit” has the meaning specified in Section 2.01(d).

“Letter of Credit Advance” means an advance made by any Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

“Letter of Credit Agreement” has the meaning specified in Section 2.03(a).

“Letter of Credit Commitment” means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank’s name on Schedule I hereto under the caption “Letter of Credit Commitment” or, if such Issuing Bank has entered into an Assignment and Assumption, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 8.07(b)(iv) as such Issuing Bank’s “Letter of Credit Commitment”, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

“Letter of Credit Facility” means, at any time, an amount equal to the least of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time, (b) $250,000,000 and (c) the aggregate amount of the Revolving Credit Commitments, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

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“LIBO Rate” means, with respect to any Eurodollar Rate Advance comprising part of the same Borrowing for any Interest Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Rate Advance for such Interest Period shall be the average of the rates at which U.S. dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Reference Banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest, production payment or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements); provided, however, “Lien” shall not include any negative pledge nor any royalty interest or overriding royalty interest under any lease, sublease or other similar agreement entered into in the ordinary course of business.

“Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Subsidiary Guaranty, (d) each Fee Letter, (e) the Intercreditor Agreement, (f) each Letter of Credit Agreement and (g) all other agreements and instruments which, by their express terms, provide that such agreements or instruments constitute a “Loan Document” hereunder.

“Loan Parties” means the Borrower and the Subsidiary Guarantors.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means any material adverse change in the business, operations, affairs, financial condition, assets or properties of the Borrower and its Restricted Subsidiaries, taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its payment obligations, its obligations under Article V or any other material obligations under any Loan Document to which it is a party, (c) the ability of any Subsidiary Guarantor to perform its payment obligations or other material obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of any Loan Document.

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“MLP” means Alliance Resource Partners, L.P., a Delaware limited partnership.

“MLP Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the MLP, dated as of September 15, 2005, as amended by Amendment No. 1 thereto, entered into effective as of May 15, 2006, Amendment No. 2 thereto, dated as of October 25, 2007, and Amendment No. 3 thereto, dated as of April 14, 2008, and as the same may be further amended after the date hereof, to the extent permitted under the Loan Documents.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“New Material Subsidiary” means any Domestic Subsidiary that is newly-formed or newly-acquired, directly or indirectly, by the Borrower having total assets, as reflected on its balance sheet as of any date of determination, equal to or in excess of five percent (5%) of the total consolidated assets of the Borrower and its Consolidated Subsidiaries as reflected on the Borrower’s consolidated balance sheet as of such date of determination, in each case as determined in accordance with GAAP.

“Note” means a Revolving Credit Note or a Term Note.

“Note Purchase Agreements” means the 1999 Note Purchase Agreement and the 2008 Note Purchase Agreement.

“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“Notice of Issuance” has the meaning specified in Section 2.03(a).

“Notice of Renewal” has the meaning specified in Section 2.01(d).

“Notice of Swing Line Borrowing” has the meaning specified in Section 2.02(b).

“Notice of Termination” has the meaning specified in Section 2.01(d).

“NPL” means the National Priorities List under CERCLA.

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“Obligation” means, with respect to any Loan Party, any payment, performance or other obligation of such Loan Party of any kind under the Loan Documents, including, without limitation, any liability of such Loan Party on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, absolute or contingent, direct or indirect, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f), including without limitation, (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“Open Year” has the meaning specified in Section 4.01(p)(ii).

“Other Taxes” has the meaning specified in Section 2.12(b).

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant” has the meaning specified in Section 8.07(c).

“Participant Register” has the meaning specified in Section 8.07(c).

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership, dated as of August 20, 1999, of the Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Liens” means each of the following:

(a) Liens for property taxes, assessments or other governmental charges which are not yet due and payable and delinquent or the validity of which is being contested in good faith in compliance with Section 5.01(b);

(b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the amount, applicability or validity thereof is being contested by the Borrower or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Subsidiary;

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(c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(d) any attachment or judgment Lien for the payment of money in an aggregate amount not to exceed $10,000,000; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are contested by the Borrower or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Subsidiary; and

(e) leases or subleases granted to others, zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), and not interfering with, the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries; provided that such Liens do not, in the aggregate, materially detract from the value of such property or impair the use of such property.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Preferred Stock” of any Person means any class of Capital Stock of such Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such

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Lender’s Commitments under the applicable Facility or Facilities at such time (or, in the case of any Term Lender, the aggregate principal amount of such Term Lender’s Term Advances outstanding at such time) and the denominator of which is the amount of the aggregate Commitments under the applicable Facility or Facilities at such time (or, in the case of any Term Lender, the aggregate principal amount of all Term Advances outstanding at such time); provided that if such Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Receivables Financing Subsidiary” means any Subsidiary of the Borrower that is formed solely for the purpose of engaging in, and engages in, one or more receivables financing transaction permitted by Section 5.02(b)(iii)(H).

“Reference Banks” means JPMorgan, Wells Fargo Bank and Citi.

“Register” has the meaning specified in Section 8.07(b)(iv).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Documents” means the Note Purchase Agreements, the Partnership Agreement, the MLP Agreement and the Senior Notes.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Repurchase Agreement” means any written agreement:

(a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Borrower or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the “Transfer Price”) by the Borrower or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Borrower or such Restricted Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

(b) in respect of which the Borrower or such Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

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(c) in connection with which the Borrower or such Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien in such United States Governmental Securities.

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (ii) such Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

“Required Revolving Credit Lenders” means, at any time, Revolving Credit Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Revolving Credit Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that if any Revolving Credit Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Revolving Credit Lenders at such time (i) the aggregate principal amount of the Revolving Credit Advances owing to such Revolving Credit Lender (in its capacity as a Revolving Credit Lender) and outstanding at such time, (ii) such Revolving Credit Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) the Unused Revolving Credit Commitment of such Revolving Credit Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

“Responsible Officer” means any officer of any Loan Party or any of its Subsidiaries.

“Restricted Payment” has the meaning set forth in Section 5.02(g).

“Restricted Subsidiary” means any Subsidiary of the Borrower (a) of which more than 50% (by number of votes) of each class of (i) Voting Stock, and (ii) all other securities convertible into, exchangeable for or representing the right to purchase, Voting Stock is beneficially owned, directly or indirectly, by the Borrower, (b) which is

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organized under the laws of the United States or any State thereof, (c) which maintains substantially all of its assets and conducts substantially all of its business within the United States, and (d) which is properly designated as such by the Borrower in the most recent notice (or, prior to any such notice, on Schedule 4.01(b) hereto including, without limitation, Alliance Coal, LLC, a Delaware limited liability company and Alliance Resource Properties, LLC, a Delaware limited liability company), with respect to such Subsidiary given by the Borrower pursuant to and in accordance with the provisions of Section 5.02(r). Notwithstanding the foregoing, no Dissolving Subsidiary shall constitute a Restricted Subsidiary; provided that the Borrower proceeds in a commercially reasonable manner and within a reasonable period of time following the Effective Date to dissolve or liquidate and wind up the business and affairs of such Subsidiary in accordance with applicable law.

“Revolving Credit Advance” has the meaning specified in Section 2.01(b).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

“Revolving Credit Commitment” means, with respect to any Revolving Credit Lender (a) the amount set forth opposite such Revolving Credit Lender’s name on Schedule I hereto under the caption “Revolving Credit Commitment” or (b) if such Revolving Credit Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Revolving Credit Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(b)(iv) as such Revolving Credit Lender’s “Revolving Credit Commitment”, in each case, as such amount may be reduced or terminated, as the case may be, at or prior to such time pursuant to Section 2.05.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time, as such amount may be reduced or terminated, as the case may be, at or prior to such time pursuant to Section 2.05.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Note” means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, issued upon request by such Revolving Credit Lender pursuant to Section 2.16(a), in substantially the form of Exhibit A-1, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Revolving Credit Lender.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security” has the meaning set forth in Section 2(a)(1) of the Securities Act.

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“Senior Notes” means the 1999 Senior Notes and the 2008 Senior Notes.

“Simplification Transaction” has the meaning set forth in the definition of Change of Control contained in this Section 1.01.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvency Certificate” has the meaning set forth in Section 3.01(a)(ix).

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special General Partner” means Alliance Resource GP, LLC, a Delaware limited liability company, together with its successors and permitted assigns as the “special general partner” of the Borrower.

“Special Letters of Credit” has the meaning specified in Section 2.01(d).

“Standby Letter of Credit” means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association, trust or other entity of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interests in the capital or profits of such partnership, limited liability company, joint venture or association with ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such partnership, limited liability company, joint venture or association, or (c) the beneficial interests in such trust or other entity with ordinary voting power to elect a majority of the board of trustees (or persons performing

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similar functions) of such trust or other entity, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its Subsidiaries, or by one or more of such Person’s other Subsidiaries.

“Subsidiary Guarantors” means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Restricted Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(i).

“Subsidiary Guaranty” has the meaning specified in Section 3.01(a)(ii).

“Surviving Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the initial Borrowing.

“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency or commodity swaps and hedging obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Swing Line Advance” means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(c) or (b) any Revolving Credit Lender pursuant to Section 2.02(b).

“Swing Line Bank” means JPMorgan.

“Swing Line Borrowing” means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(c) or the Revolving Credit Lenders pursuant to Section 2.02(b).

“Swing Line Commitment” means, with respect to the Swing Line Bank, the amount of the Swing Line Facility set forth in Section 2.01(c), as such amount may be reduced or terminated at or prior to such time pursuant to Section 2.05.

“Swing Line Facility” has the meaning specified in Section 2.01(c).

“Taxes” has the meaning specified in Section 2.12(a).

“Term Advance” means an advance made by any Term Lender pursuant to Section 2.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Advances of the same Type made by the Term Lenders.

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“Term Commitment” means, with respect to any Term Lender, (a) the amount set forth opposite such Term Lender’s name on Schedule I under the caption “Term Commitment” or (b) if such Term Lender has entered into one or more Assignment and Assumptions, the amount set forth for such Term Lender in the Register maintained by the Administrative Agent pursuant to Section 8.07(b)(iv) as such Term Lender’s “Term Commitment”, in each case, as such amount may be reduced or terminated, as the case may be, at or prior to such time pursuant to Section 2.05.

“Term Facility” means, at any time, the aggregate amount of the Term Commitments at such time, as such amount may be reduced or terminated, as the case may be, at or prior to such time pursuant to Section 2.05.

“Term Lender” means, at any time, any Lender that has a Term Commitment or holds a Term Advance at such time.

“Term Note” means a promissory note of the Borrower payable to the order of any Term Lender, issued upon request by such Term Lender pursuant to Section 2.16(a), in substantially the form of Exhibit A-2, evidencing the aggregate indebtedness of the Borrower to such Term Lender resulting from the Term Advances made by such Term Lender.

“Termination Date” means the earlier of (a) May 23, 2017 and (b)(i) with respect to the Revolving Credit Facility, the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment and the Swing Line Commitment pursuant to Section 2.05 or 6.01 and (ii) with respect to the Term Facility, acceleration of the Term Advances pursuant to Section 6.01.

“Trade Letter of Credit” means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory or raw materials or supplies (including, without limitation, fuel, spare parts or other materials used in connection with the operation of the business of the Borrower and its Subsidiaries) to the Borrower or any of its Subsidiaries to effect payment for such Inventory or raw materials or supplies.

“Transaction” means the refinancing in full of the Existing Facility Agreements and the making of the Advances and the issuance of the Letters of Credit under this Agreement.

“Transaction Documents” means, collectively, the Loan Documents and the Related Documents.

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, abandons, transfers, leases (as lessor), or otherwise disposes of any of its assets; provided, however, that “Transfer” shall not include (a) the granting of any Liens permitted to be granted pursuant to this Agreement, (b) any transfer of assets permitted pursuant to Section 5.02(d), (c) the making of any Restricted Payment permitted pursuant to Section 5.02(g) or (d) the making of any Investments permitted pursuant to Section 5.02(f).

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“Transfer Restrictions Agreement” means that certain Transfer Restrictions Agreement, dated as of June 13, 2006, by and among Alliance Holdings GP, L.P., Alliance GP, LLC, C-Holdings, LLC, Joseph W. Craft III, Alliance Resource Holdings II, Inc., Alliance Resource Holdings, Inc., Alliance Resource GP, LLC and each other party named therein as a party thereto.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“United States Governmental Security” means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

“Unrestricted Subsidiary” means a Subsidiary which is not a Restricted Subsidiary.

“Unused Revolving Credit Commitment” means, with respect to any Revolving Credit Lender at any time (a) such Revolving Credit Lender’s Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances, Swing Line Advances and Letter of Credit Advances made by such Revolving Credit Lender (in its capacity as a Revolving Credit Lender and not as the Swing Line Bank or an Issuing Bank) and outstanding at such time plus (ii) such Revolving Credit Lender’s Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time, (B) the aggregate principal amount of all Letters of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time and (C) the aggregate principal amount of all Swing Line Advances made by the Swing Line Bank pursuant to Section 2.01(d) and outstanding at such time.

“Voting Stock” means, (a) Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or persons performing similar functions) or (b) in the case of a partnership, limited liability company or joint venture, interests in the profits or capital thereof entitling the holders of such interests to approve major business actions.

“Wells Fargo Bank” has the meaning specified in the Preamble.

“Wholly Owned” means, at any time, with respect to any Subsidiary of any Person, a Subsidiary of which at least ninety-eight percent (98%) of all of the equity interests (except directors’ qualifying shares) and Voting Stock are owned by any one or more of such Person and such Person’s other Wholly Owned Subsidiaries at such time.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

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SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract, unless otherwise specified, shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms and, if applicable, the Loan Documents. References in the Loan Documents to any Person shall mean and be a reference to such Person and its permitted successors and assigns.

SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time (“GAAP”).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01 The Advances and the Letters of Credit. (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make Term Advances to the Borrower on the Effective Date in an aggregate amount not to exceed such Term Lender’s Term Commitment. The Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed pursuant to this Section 2.01(a) and repaid or prepaid may not be reborrowed.

(b) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a “Revolving Credit Advance”) to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date for the Revolving Credit Facility in an amount for each such Advance not to exceed such Revolving Credit Lender’s Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of Base Rate Advances and in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Rate Advances (other than, in the case of Base Rate Advances, a Revolving Credit Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances, in which case such Base Rate Advances may be in an aggregate amount necessary to repay or prepay in full such Swing Line Advances or Letter of Credit Advances) and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender’s Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(b).

(c) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank agrees to make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during

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the period from the Effective Date until the Termination Date for the Revolving Credit Facility (i) in an aggregate outstanding amount not to exceed at any time $15,000,000 (the “Swing Line Facility”) and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above the Borrower may borrow under this Section 2.01(c), repay pursuant to Section 2.04(b) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

(d) The Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit (together with the Existing Letters of Credit referred to in Section 2.03(f), the “Letters of Credit”) in U.S. dollars for the account of the Borrower (but in connection with the business of the Borrower or any of its Subsidiaries) from time to time on any Business Day during the period from the Effective Date until 30 days before the Termination Date for the Revolving Credit Facility in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Facility at such time, (ii) for all Letters of Credit issued by such Issuing Bank not to exceed at any time such Issuing Bank’s Letter of Credit Commitment at such time and (iii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (A) 30 days before the Termination Date for the Revolving Credit Facility and (B)(I) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a “Notice of Renewal”) given to the Issuing Bank that issued such Standby Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 45 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a “Notice of Termination”) and (II) in the case of a Trade Letter of Credit, 30 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 30 days before the Termination Date for the Revolving Credit Facility. Notwithstanding anything to the contrary in the immediately preceding sentence, Letters of Credit issued by any Issuing Bank may have expiration dates as mutually agreed upon by the Borrower and such Issuing Bank, but in any event no later than the sixth anniversary of the Effective Date (any such Letters of Credit with expiration dates after 30 days prior to the Termination Date for the Revolving Credit Facility, “Special Letters of Credit”). If either a

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Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the second immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(d).

SECTION 2.02 Making the Advances. (a) Except as otherwise provided in Section 2.02(b) or Section 2.03, each Borrowing shall be made on notice, given not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier. Each such notice of a Borrowing (a “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or by telecopier, in substantially the form of Exhibit B hereto, specifying therein (i) whether the Borrower is requesting a Term Borrowing or a Revolving Credit Borrowing, (ii) the requested date of such Borrowing, (iii) the requested Type of Advances comprising such Borrowing, (iv) the requested aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank or any Issuing Bank, as the case may be, and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank or such Issuing Bank, as the case may be, and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

(b) Each Swing Line Borrowing shall be made on notice, given not later than 12:00 noon (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent. Each such notice of a Swing Line Borrowing (a “Notice of Swing Line Borrowing”) shall be by telephone, confirmed immediately in writing, or by telecopier, specifying therein the requested (i) date of such

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Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the thirtieth day after the requested date of such Borrowing). The Swing Line Bank will make the amount of the requested Swing Line Advances available to the Administrative Agent at the Administrative Agent’s Account, in same day funds. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Revolving Credit Lender’s Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Revolving Credit Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (A) the Business Day on which demand therefor is made by the Swing Line Bank; provided that notice of such demand is given not later than 12:00 noon (New York City time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Revolving Credit Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Revolving Credit Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Revolving Credit Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

(c) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07(d)(ii), Section 2.09(b)(iii) or Section 2.10(c) or (d) and (ii) Advances in respect of either the Revolving Credit Facility or the Term Facility may not be outstanding as part of more than eight separate Borrowings in aggregate under such Facility.

(d) Each Notice of Borrowing and each Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower.

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(e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02, as the case may be, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of such Borrowing for all purposes.

(f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

SECTION 2.03 Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 12:00 noon (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telecopier or electronic communication. Each such notice of issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telephone, confirmed immediately in writing, or telecopier or electronic communication, specifying therein the requested (i) name of the Issuing Bank, (ii) date of such issuance (which shall be a Business Day), (iii) Available Amount of such Letter of Credit, (iv) expiration date of such Letter of Credit, (v) name and address of the beneficiary of such Letter of Credit and (vi) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”); provided that such Letter of Credit Agreement shall be subject to the provisions of Section 2.08. If (A) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable sole discretion and (B) such Issuing Bank has not received notice of a good faith objection to such issuance from the Required Revolving Credit Lenders, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 8.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

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(b) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (ii) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (iii) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank. A copy of each such report delivered pursuant to this clause (b) shall be delivered to the Borrower upon request by the Borrower.

(c) Participations in Letters of Credit. Upon the issuance of a Letter of Credit by any Issuing Bank under Section 2.03(a), such Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Revolving Credit Lender, and each such Revolving Credit Lender shall be deemed, without further action by any party hereto, to have purchased from such Issuing Bank, a participation in such Letter of Credit in an amount for each Revolving Credit Lender equal to such Revolving Credit Lender’s Pro Rata Share of the Available Amount of such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay such Revolving Credit Lender’s Pro Rata Share of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.04(d) on demand by the Administrative Agent by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank by deposit to the Administrative Agent’s Account, in same day funds, an amount equal to such Revolving Credit Lender’s Pro Rata Share of such L/C Disbursement. The Administrative Agent will promptly thereafter cause like funds to be distributed to the applicable Issuing Bank for the account of its Applicable Lending Office. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.03(c) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the termination of the Revolving Credit Commitments, and that each such payment shall be made without any off-set, abatement, withholding or reduction whatsoever. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such L/C Disbursement available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such L/C Disbursement is due pursuant to Section 2.04(c) until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Revolving Credit Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Revolving Credit Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

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(d) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit (other than with respect to Special Letters of Credit on and after the Termination Date for the Revolving Credit Facility) shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. The Issuing Bank shall promptly notify the Administrative Agent of any such payment.

(e) Failure to Make Letter of Credit Advances. The failure of any Revolving Credit Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Revolving Credit Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make the Letter of Credit Advance to be made by such other Revolving Credit Lender on such date.

(f) Existing Letters of Credit. As of the Effective Date, each Issuing Bank will be deemed to have sold and transferred an undivided interest and participation in respect of the Letters of Credit issued by it under the Existing Revolving Facility Agreement, which existing Letters of Credit are listed on Schedule III, and each Revolving Credit Lender hereunder will be deemed to have purchased and received, without further action on the part of any party, an undivided interest and participation in such Letters of Credit, based on such Revolving Credit Lender’s Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time.

SECTION 2.04 Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances in quarterly installments payable on the last Business Day of each March, June, September and December, commencing on June 30, 2014, in an amount equal to (i) on each such date occurring on or prior to March 31, 2016, 2.50% and (ii) on each such date occurring after March 31, 2016 but on or prior to December 31, 2016, 20.00%, in each case, of the aggregate principal amount of the Term Advances outstanding as of June 30, 2014, which amount, in each case, shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06; provided, however, that the final principal installment shall be repaid on the Termination Date for the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.

(b) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date for the Revolving Credit Facility the aggregate principal amount of the Revolving Credit Advances then outstanding.

(c) Swing Line Advances. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the thirtieth day after the requested date of such Borrowing) and the Termination Date for the Revolving Credit Facility.

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(d) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Termination Date for the Revolving Credit Facility the outstanding principal amount of each Letter of Credit Advance made by each of them (it being understood and agreed that, subject to the satisfaction of the other provisions of this Agreement, a Letter of Credit Advance may be repaid prior to the Termination Date for the Revolving Credit Facility with the proceeds of a new Borrowing).

(ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

(A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Loan Party in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(C) the existence of any claim, set-off, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft, certificate or other document that does not strictly comply with the terms of such Letter of Credit;

(F) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of any Loan Party in respect of the L/C Related Documents; or

(G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

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SECTION 2.05 Termination or Reduction of the Revolving Credit Commitments. (a) Optional. The Borrower may, upon at least three Business Days’ notice to the Administrative Agent, terminate in whole or reduce in part the unused portion of the Swing Line Facility and the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of any such Facility (i) shall be in an aggregate amount of $5,000,000 (or in the case of the Swing Line Facility, $2,000,000) or an integral multiple of $1,000,000 (or in the case of the Swing Line Facility, $500,000) in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

(b) Mandatory. (i) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

(ii) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

SECTION 2.06 Prepayments. (a) Optional. The Borrower may, upon at least one Business Day’s notice in the case of Base Rate Advances and three Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the Type of Advance to be prepaid, the proposed prepayment date and the aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of Base Rate Advances and $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Rate Advances, (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c) and (iii) prepayments in respect of Term Advances shall be applied to such Advances and to the installments thereof set forth in Section 2.04(a) in forward order of maturity.

(b) Mandatory. (i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowing, the Letter of Credit Advances and the Swing Line Advances in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (I) the Revolving Credit Advances, (II) the Letter of Credit Advances and (III) the Swing Line Advances, in each case, then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

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(ii) Prepayments of the Revolving Credit Facility made pursuant to clause (i) shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full and third applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowing until such Advances are paid in full.

(iii) The Borrower shall, on the last day of each of the first three fiscal quarters and the last day of each fiscal year of the Borrower, prepay the principal amount of each Swing Line Borrowing in excess of $2,500,000 outstanding on such day.

(iv) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 8.04(c).

(c) Letters of Credit. The Borrower shall, on the day that is 30 days prior to the Termination Date for the Revolving Credit Facility, pay to the Administrative Agent for deposit in the applicable L/C Cash Deposit Accounts an amount sufficient to cause the aggregate amount on deposit in all L/C Cash Deposit Accounts to equal 105% of the aggregate Available Amount of all Letters of Credit (including, for the avoidance of doubt, Special Letters of Credit) then outstanding. Upon the drawing of any such Letter of Credit, to the extent funds are on deposit in the applicable L/C Cash Deposit Account, such funds shall be applied to reimburse the applicable Issuing Bank to the extent permitted by applicable law, and if so applied, such reimbursement shall be deemed a repayment of the corresponding Letter of Credit Advance in respect of such Letter of Credit. After all such Letters of Credit shall have expired or been fully drawn upon and all other Obligations of the Borrower with respect to such Letters of Credit shall have been paid in full, the balance, if any, in the L/C Cash Deposit Accounts in respect of such Letters of Credit shall be promptly returned to the Borrower.

SECTION 2.07 Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, based on the Borrower’s Consolidated Debt to Consolidated Cash Flow Ratio as determined in accordance with the definition of Applicable Margin, payable in arrears quarterly on the last day of each fiscal quarter during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect prior to the first day of such Interest Period, based on the Borrower’s Consolidated Debt to Consolidated Cash Flow Ratio as determined in accordance with the definition of Applicable Margin, payable in

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arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following the acceleration of the Advances, or the giving of notice by the Administrative Agent to accelerate the Advances, pursuant to Section 6.01, Default Interest shall automatically accrue and be payable hereunder.

(c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above, and the applicable rate, if any, furnished by each Reference Bank at the Borrower’s request for the purpose of determining the applicable interest rate under clause (a)(ii) above.

(d) Interest Rate Determination. (i) In the event that the LIBO Rate cannot be determined in accordance with the first sentence of the definition thereof, the LIBO Rate shall be determined in accordance with the second sentence of the definition thereof, and each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each LIBO Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

(ii) If fewer than two Reference Banks are able to furnish timely information to the Administrative Agent for determining the LIBO Rate for any Eurodollar Rate Advances and the LIBO Rate cannot otherwise be determined in accordance with the definition of “LIBO Rate”, the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined pursuant to said definition for such Eurodollar Rate Advances and

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(A) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

(B) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.08 Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a commitment fee, from the date hereof in the case of each Initial Lender that is a Revolving Credit Lender and from the effective date specified in the Assignment and Assumption pursuant to which it became a Revolving Credit Lender in the case of each other Revolving Credit Lender until the Termination Date for the Revolving Credit Facility, payable in arrears quarterly on the last day of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2012, and on the Termination Date for the Revolving Credit Facility, at a percentage per annum equal to the Applicable Percentage at such time on the sum of the average daily Unused Revolving Credit Commitment of such Revolving Credit Lender plus its Pro Rata Share of the average daily outstanding Swing Line Advances during such quarter.

(b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly, within 15 days of each March 31, June 30, September 30 and December 31, commencing June 30, 2012, and on the earlier to occur of (A) the full drawing, expiration, termination or cancellation of any Letter of Credit and (B) on the Termination Date for the Revolving Credit Facility, on such Revolving Credit Lender’s Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at a percentage per annum equal to the Applicable Margin for Eurodollar Rate Advances at such time. Upon the occurrence and during the continuance of a Default under Section 6.01(a) or 6.01(f) or an Event of Default, the amount of commission payable by the Borrower under this clause (b)(i) shall be increased by 2% per annum.

(ii) The Borrower shall pay to each Issuing Bank, for its own account, a fronting fee, payable in arrears quarterly, within 15 days after each March 31, June 30, September 30 and December 31, commencing June 30, 2012 and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and, in the case of any Letter of Credit that is not a Special Letter of Credit, on the Termination Date for the Revolving Credit Facility, on the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at a percentage per annum equal to 0.15%.

(iii) The Borrower shall pay to each Issuing Bank, for its own account, such other commissions and issuance fees, and such customary transfer fees, amendment fees and other fees and charges in connection with the issuance or administration of each Letter of Credit issued by such Issuing Bank, including the administration of each Letter

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of Credit Agreement, as the Borrower and such Issuing Bank shall agree; provided that the fees of the type contemplated by clause (i) and (ii) of this Section 2.08(b) shall be exclusive of any similar fee that would otherwise be required to be paid under any such Letter of Credit Agreement.

(c) Administrative Agent’s Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent (including as set forth in the Fee Letters).

SECTION 2.09 Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion or continuation, in the case of the Conversion or continuation of any Advances (or portion thereof) into or as Eurodollar Rate Advances, and on the same Business Day, in the case of the Conversion of any Advances (or portion thereof) into Base Rate Advances, and subject, in each case, to the provisions of Sections 2.07 and 2.10, Convert (or in the case of Eurodollar Rate Advances, continue) all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances or continuation of Eurodollar Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances (or portion thereof) shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances (or portion thereof) comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion or continuation shall, within the restrictions specified above, specify (i) the date of such Conversion or continuation, (ii) the aggregate amount of the Advances (or portion thereof) to be Converted or continued and (iii) if such Conversion or continuation is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances (or portion thereof). Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

(ii) If the Borrower shall provide a notice of Conversion or continuation and fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into or continue as a Eurodollar Rate Advance with an interest period of one month. In addition, if the Borrower shall fail to provide a timely notice of Conversion or continuation for any Eurodollar Rate Advance, such Eurodollar Rate Advance will automatically Convert into a Base Rate Advance.

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(iii) Upon the occurrence and during the continuance of any Event of Default, (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (B) the obligation of the Lenders to make, or to Convert Advances into or to continue Eurodollar Rate Advances as, Eurodollar Rate Advances shall be suspended during such continuance.

SECTION 2.10 Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (A) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority enacted, promulgated, issued or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’s commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in any Letters of Credit (or similar contingent obligations), then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders in respect of such Facility owed at least 50% of the then aggregate unpaid principal thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall

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forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation after the date hereof shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

(e) Notwithstanding anything herein to the contrary, for the purposes of this Section 2.10, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith and (ii) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, be deemed to be a change in law after the date hereof regardless of the date enacted, adopted or issued.

(f) All amounts paid hereunder shall be without duplication of any amounts included within the definition of the term “Eurodollar Rate”.

SECTION 2.11 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off, not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. Except as otherwise expressly provided herein, the Administrative Agent will promptly thereafter cause like funds to be distributed if such payment by the Borrower is in respect of any obligation then payable hereunder and under the Notes to (i) more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective obligations then payable to such Lenders and (ii) one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.07(b)(iv) or upon the purchase by any Revolving Credit Lender of any Swing Line Advance pursuant to Section 2.02(b), from and after the effective date

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of such Assignment and Assumption or purchase, as the case may be, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned or purchased thereby to the Lender assignee or purchaser thereunder, and, in the case of an Assignment and Assumption, the parties to any such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder (after giving effect to any period of grace) or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender or such Affiliate any amount so due.

(c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or Letter of Credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f) If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent shall distribute such funds to each Lender ratably in accordance with such Lender’s Pro Rata Share of the sum of (i) the aggregate principal

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amount of all Advances outstanding at such time and (ii) the aggregate Available Amount of all Letters of Credit then due and payable at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender and shall return any unused funds to the Borrower.

SECTION 2.12 Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or any Agent hereunder or under the Notes or any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority, and all liabilities (including penalties, additions to tax and interest) with respect thereto (“Taxes”), excluding, (i) in the case of each Lender and the Administrative Agent, (A) taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and (B) any United States withholding taxes resulting from FATCA and, (ii) in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such excluded Taxes hereinafter referred to as “Excluded Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender or the Administrative Agent, (A) the Borrower shall make all such deductions, (B) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (C) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made for Taxes other than Excluded Taxes.

(b) In addition, the Borrower shall pay any present or future stamp, documentary, excise or similar taxes, charges or levies that arise from any payment made by the Borrower hereunder or under any Notes or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or other Loan Documents (hereinafter referred to as “Other Taxes”).

(c) The Borrower shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Taxes (other than Excluded Taxes) and Other Taxes, including Taxes imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender or the Administrative Agent (as the case may be) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued

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therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or the other Loan Documents by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d), (e), (f), (h) and (i) of this Section 2.12, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

(e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Assumption pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower or promptly upon a change in any material fact disclosed on the applicable form or certificate (but, in either case, only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original signed and complete Internal Revenue Service Forms W-8BEN or W-8ECI (or in the case of a Lender entitled to claim exemption from withholding of United States federal income tax under Section 881(c) of the Internal Revenue Code (i) a certificate stating that it is not (A) a “bank” as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (B) a 10-percent shareholder (within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code) of the Borrower or (C) a controlled foreign corporation related to the Borrower (within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code), and (ii) a signed and complete Internal Revenue Service Form W-8BEN), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document or, in the case of a Lender that has certified that it is not a “bank”, as described above, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered an Excluded Tax unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered an Excluded Tax for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Assumption pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date to the extent that payment would have been required under Section 2.12(a) in respect of such United States withholding tax if the interest were paid to such Lender assignor on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable (including at a lesser rate, such as a tax treaty rate, if applicable) and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI or the related certificate described above,

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that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

(f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Lender shall reasonably request, at such Lender’s cost and expense, to assist such Lender to recover such Taxes.

(g) If the Borrower pays any amounts under this Section 2.12 to a Lender and such Lender determines in its reasonable discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which the amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that such Lender shall reasonably determine is equal to the net benefit, after tax, which was obtained by such Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) nothing in this Section 2.12(g) shall require a Lender to disclose any confidential information to any Loan Party (including, without limitation, its tax returns); and (ii) no Lender shall be required to pay any amounts pursuant to this Section 2.12(g) at any time which a Default exists.

(h) If a payment made to a Lender would be subject to FATCA as a result of such Lender failing to comply with the applicable information collection and reporting requirements of FATCA, then such Lender shall deliver to the Administrative Agent and the Borrower any documentation under FATCA or reasonably requested by the Administrative Agent or the Borrower sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA. Any United States federal withholding tax imposed on amounts payable to a Lender as a result of such Lender’s failure to comply with FATCA and to establish a complete exemption from withholding thereunder (including providing any documentation required or reasonably requested under this Section 2.12(h)) shall be considered an Excluded Tax unless and until such Lender complies with FATCA and provides the documentation required or reasonably requested under this Section 2.12(h).

(i) Each Lender organized under the laws of the United States or any state thereof shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Assumption pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower and promptly upon a change in any material fact disclosed on the applicable form or certificate (but, in either case, only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original signed and complete Internal Revenue Service Forms W-9 certifying such Lender as a United States person under Section 7701 of the Internal Revenue Code that is exempt from U.S. backup withholding taxes.

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SECTION 2.13 Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (A) the purchase price paid to such Lender to (B) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (I) the amount of such other Lender’s required repayment to (II) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

SECTION 2.14 Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely (a) on or after the Effective Date, to pay transaction fees and expenses incurred in connection herewith and to refinance the obligations outstanding under the Existing Term Facility Agreement and (b) from time to time, for general business purposes of the Borrower (including for distributions to the MLP to enable the MLP to make cash distributions to the holders of the MLP’s units) and its Subsidiaries.

SECTION 2.15 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Credit Lender becomes a Defaulting Lender, then

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the following provisions shall apply for so long as such Revolving Credit Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Revolving Credit Commitment of such Defaulting Lender pursuant to Section 2.08(a);

(b) if any Swing Line Advance or Letter of Credit exists at the time such Revolving Credit Lender becomes a Defaulting Lender then:

(i) all or any part of the participations in Swing Line Advances and the Available Amount of outstanding Letters of Credit shall be reallocated among the non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Pro Rata Shares (disregarding any Defaulting Lender’s Revolving Credit Commitment) but only to the extent that the sum of (A) the aggregate principal amount of all Advances (other than Term Advances) made by such non-Defaulting Lenders (in their capacity as Revolving Credit Lenders) and outstanding at such time, (B) such non-Defaulting Lenders’ Pro Rata Shares (before giving effect to the reallocation contemplated herein) of the Available Amount of all outstanding Swing Line Advances and Letters of Credit, (C) the aggregate principal amount of all Advances (other than Term Advances) made by the Swing Line Bank and each Issuing Bank pursuant to this Agreement that have not been ratably funded by such non-Defaulting Lenders and outstanding at such time and (D) such Defaulting Lender’s Pro Rata Share of such outstanding Swing Line Advances and the Available Amount of such Letters of Credit does not exceed the total of all such non-Defaulting Lenders’ Revolving Credit Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (A) first, prepay such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Advances and (B) second, cash collateralize for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s Pro Rata Share of the Available Amount of outstanding Letters of Credit (in each case, after giving effect to any partial reallocation pursuant to clause (i) above) by paying cash collateral to the Swing Line Bank or the applicable Issuing Banks, as the case may be;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s Pro Rata Share of the Available Amount of outstanding Letters of Credit pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.08(b)(i) with respect to such Pro Rata Share during the period such Pro Rata Share is cash collateralized;

(iv) if the Pro Rata Shares of the Available Amount of outstanding Letters of Credit of the non-Defaulting Lenders that are Revolving Credit Lenders are reallocated pursuant to clause (i) above, then the fees payable to the Revolving Credit Lenders pursuant to Section 2.08(a) and (b)(i) shall be adjusted in accordance with such Pro Rata Shares;

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(v) if all or any portion of such Defaulting Lender’s Pro Rata Share of the Available Amount of outstanding Letters of Credit is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Revolving Credit Lender hereunder, all commitment fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such Pro Rata Share) and letter of credit fees payable under Section 2.08(b)(i) with respect to such Defaulting Lender’s Pro Rata Share shall be payable to the applicable Issuing Banks until and to the extent that such Pro Rata Share is reallocated and/or cash collateralized; and

(c) so long as such Lender is a Defaulting Lender, the Swing Line Bank shall not be required to fund any Swing Line Advance and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s Pro Rata Share of the Available Amount of then outstanding Letters of Credit will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders that are Revolving Credit Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.15(b), and participating interests in any newly made Swing Line Advance or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders that are Revolving Credit Lenders in a manner consistent with Section 2.15(b)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Parent Company of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Swing Line Bank or any Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swing Line Bank shall not be required to fund any Swing Line Advance and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless the Swing Line Bank or any Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swing Line Bank or such Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrower, the Swing Line Bank and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the participations in Swing Line Advances and the Available Amount of outstanding Letters of Credit of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Advances of the other Revolving Credit Lenders (other than Swing Line Advances) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Advances in accordance with its Pro Rata Share.

SECTION 2.16 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other

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evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Revolving Credit Note or a Term Note, as the case may be, in substantially the form of Exhibit A-1 or A-2, respectively, payable to the order of such Lender in a principal amount equal to the applicable Commitment of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

(b) The Register maintained by the Administrative Agent pursuant to Section 8.07(b)(iv) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Assumption delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the Obligations of the Borrower under this Agreement.

SECTION 2.17 Mitigation; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.12, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender becomes a Defaulting Lender, then the Borrower may, so long as no Default has occurred and is continuing and at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 8.07), all its interests, rights (other than its

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existing rights to payments pursuant to Sections 2.10 or 2.12) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Credit Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances and participations in L/C Disbursements and Swing Line Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01 Conditions Precedent to Amendment and Restatement. The Existing Revolving Facility Agreement shall be amended and restated in full as set forth herein on the date the following conditions have been satisfied (or waived in writing):

(a) The Administrative Agent shall have received on or before the day of the initial Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

(i) The Notes payable to the order of the Lenders that have requested Notes prior to the Effective Date.

(ii) A guaranty in substantially the form of Exhibit D hereto (together with each other guaranty and guaranty supplement delivered from time to time pursuant to Section 5.01(i), in each case as amended, the “Subsidiary Guaranty”), duly executed by each Subsidiary Guarantor.

(iii) Certified copies of the resolutions (or excerpts thereof) of or on behalf of each Loan Party approving the Transaction (to the extent applicable to it) and each Transaction Document to which it is or is to be a party and/or authorizing the general partner, managing member or officers, as applicable, to act on behalf of such limited partnership, limited liability company or corporation, as the case may be, and of all documents evidencing other necessary action (including, without limitation, all necessary general partner, managing member, board of directors or other similar action) and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

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(iv) A copy of a certificate of the Secretary of State of the jurisdiction of organization or formation of each Loan Party and (if applicable) each general partner or managing member of each Loan Party dated reasonably near the date of the initial Borrowing, certifying (A) as to a true and correct copy of the charter or similar Constitutive Documents of such Person and each amendment thereto on file in such Secretary’s office, (B) that (I) such amendments are the only amendments to such Person’s charter or similar Constitutive Documents on file in such Secretary’s office and (II) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly formed and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization.

(v) A copy of a certificate of the Secretary of State of each jurisdiction in which any Loan Party or any general partner or managing member, as applicable, of each Loan Party is required to be qualified to do business, dated reasonably near the date of the initial Borrowing, stating that such Person is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company, as applicable, in such State and has filed all annual reports required to be filed to the date of such certificate.

(vi) A certificate of each Loan Party or on its behalf by the managing general partner or managing member, as applicable, of each Loan Party, signed on behalf of such Person by its President or a Vice President and its Secretary or any Assistant Secretary (or persons performing similar functions), dated the date of the initial Borrowing (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the charter or similar Constitutive Documents of such Person since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(iv), (B) a true and correct copy of the bylaws or limited liability company agreement (or similar Constitutive Documents) as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the date of the initial Borrowing, (C) the due organization or formation and good standing or valid existence of such Person as a corporation, a limited liability company or a limited partnership, as the case may be, organized or formed under the laws of the jurisdiction of its organization or formation, and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the initial Borrowing and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default.

(vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party or on its behalf by its managing general partner or managing member, as applicable, certifying the names and true signatures of the officers or managers, as applicable, of such Person authorized to sign on its behalf each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(viii) Certified copies of (A) the Intercreditor Agreement, as in effect on the Effective Date, and (B) each of the Related Documents not otherwise delivered

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pursuant to this Section 3.01(a), duly executed by or on behalf of the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection with the Note Purchase Agreements as the Administrative Agent shall request.

(ix) A certificate, substantially in the form of Exhibit E hereto (the “Solvency Certificate”), attesting to the Solvency of the Loan Parties before and after giving effect to the Transaction, from the chief financial officer (or person performing similar functions) of the Borrower.

(x) A five year Business Plan in form and scope satisfactory to the Administrative Agent.

(xi) A Notice of Borrowing or Notice of Issuance, as applicable, relating to the initial Borrowing.

(xii) A favorable opinion of Katten Muchin Rosenman LLP, counsel for the Loan Parties, in substantially the form of the opinion pre-approved by counsel to the Administrative Agent prior to the Effective Date.

(xiii) A favorable opinion of R. Eberley Davis, Senior Vice President, General Counsel and Secretary of the General Partner, in substantially the form of the opinion pre-approved by counsel to the Administrative Agent prior to the Effective Date.

(xiv) An instrument of accession, in form and substance acceptable to the Administrative Agent and the Borrower, pursuant to which the Administrative Agent, on behalf of the Lenders, shall have agreed to be a party to the Intercreditor Agreement.

(b) The Lenders shall be satisfied with the capitalization of each Loan Party and the partnership, limited liability company or corporate structure of each Loan Party and its managing general partner or managing member, as applicable, including, without limitation, the terms and conditions of the Constitutive Documents and each class of Capital Stock in such Loan Party and each other agreement or instrument relating to such partnership structure, legal structure, and capitalization, and the tax status of the Borrower as being treated as a partnership for tax purposes.

(c) Before giving effect to the Transaction, there shall have occurred no Material Adverse Change since December 31, 2011.

(d) There shall exist no action, suit, investigation, litigation or proceeding affecting the General Partner, any Loan Party or any of its Subsidiaries pending or, to the best knowledge of the Borrower, threatened before any Governmental Authority that (i) would be reasonably likely to have a Material Adverse Effect other than the matters satisfactory to the Administrative Agent and described on Schedule 4.01(f) hereto (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there shall have been no material adverse change in the status, or financial effect on the General Partner, any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

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(e) All Governmental Authorizations and third party consents and approvals necessary in connection with the Transaction shall have been obtained or shall be in the process of being obtained so long as it is not anticipated that such consents and approvals may not be obtained (in each case without the imposition of any conditions that are not acceptable to the Lenders) and those obtained shall be in effect (other than those the failure to obtain which would individually or collectively be reasonably likely not to have a Material Adverse Effect); and no law or regulation shall be applicable in the judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the General Partner, the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, the Capital Stock in the Borrower or any properties or other assets of any Loan Party or its Subsidiaries.

(f) The Borrower shall have paid all accrued fees of the Administrative Agent, the Joint Lead Arrangers and the Lenders and all reasonable expenses of the Administrative Agent (including the reasonable fees and expenses of Shearman & Sterling LLP, counsel to the Administrative Agent) to the extent such fees and expenses have been invoiced at least 24 hours prior to the date hereof or are specifically set forth in the Fee Letters.

(g) The Senior Notes shall have received, within the twelve-month period immediately preceding the initial Borrowing, long-term senior unsecured non-credit enhanced debt ratings of at least BBB from Fitch, Inc., and since the date of such rating Fitch, Inc. shall not have downgraded such rating below BBB-.

(h)(i) The Borrower’s and its Subsidiaries’ employee benefit plans shall be, in all material respects, funded in accordance with the minimum statutory requirements, (ii) no “reportable event” (as defined in ERISA, but excluding events for which reporting has been waived) shall have occurred and be continuing as to any such employee benefit plan, and (iii) no termination of, or withdrawal from, any such employee benefit plan shall have occurred and be continuing or be contemplated.

(i) The Borrower shall have terminated the commitments of the lenders to, and repaid or prepaid all of the obligations under, the Existing Term Facility Agreement, and each of the Lenders that is a party to the Existing Term Facility Agreement and Citi, as administrative agent thereunder, hereby waives, upon execution of this Agreement, any notice required by the Existing Term Facility Agreement relating to the termination of commitments thereunder.

SECTION 3.02 Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the Borrower to request a Swing Line Borrowing, shall be subject to the further conditions precedent that on the date of such Borrowing or date of issuance or renewal the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of

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such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

(a) the representations and warranties contained in each Loan Document are correct in all material respects (except to the extent any such representation or warranty itself is qualified by “materiality”, “Material Adverse Effect” or a similar qualifier, in which case it shall be correct in all respects) on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to an earlier date, in which case as of such earlier date; and

(b) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom.

SECTION 3.03 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the initial Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Each Loan Party and each of its Subsidiaries and each managing general partner or managing member of each Loan Party (i) is a corporation, limited partnership or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing or validly subsisting under the laws of the jurisdiction of its organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all material Governmental Authorizations other than such Governmental Authorizations that are being obtained in the ordinary course of business or, that if not obtained, is not reasonably likely to result in a Material Adverse Effect) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Capital Stock in the Borrower has been validly issued, fully paid (to the extent required under the Partnership Agreement ) and non-assessable (except as such non-assessability may be affected by section 17-607 of the Delaware Revised Uniform Limited Partnership Act) and are owned by the Persons in the amounts specified on the applicable portion of Schedule 4.01(a) hereto free and clear of all Liens.

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(b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the date hereof, showing as of the date hereof (as to each such Subsidiary) the status of each Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary (or entity to be dissolved as contemplated by the last sentence of the definition of Restricted Subsidiary), the jurisdiction of its organization, the number of shares of each class of its Capital Stock authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Capital Stock owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Capital Stock in each Loan Party’s Subsidiaries has been validly issued, is fully paid (to the extent required by such Subsidiary’s operating agreement, in the case of a limited liability company) and non-assessable (except as such non-assessability may be affected by section 18-607 of the Delaware Limited Liability Company Act, in the case of a limited liability company that is organized under the Delaware Limited Liability Company Act, or section 275.230 of the Kentucky Limited Liability Company Act, in the case of a limited liability company that is organized under the Kentucky Limited Liability Company Act) and are owned by such Loan Party and/or one or more of its Subsidiaries free and clear of all Liens.

(c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, the execution, delivery and performance by the General Partner of each Transaction Document to which it is a party, and the consummation of the Transaction by each Loan Party to the extent applicable to it, are within such Loan Party’s or such Loan Party’s managing general partner’s or managing member’s corporate, partnership or limited liability company powers, have been duly authorized by all necessary action by or on behalf of the General Partner or such Loan Party (including, without limitation, all necessary partner, managing member or other similar action), and do not (i) contravene such Loan Party’s or such Loan Party’s managing general partner’s or managing member’s Constitutive Documents, (ii) violate any law, rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the General Partner, any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens, if any, created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. Neither the General Partner, any Loan Party nor any of its Subsidiaries are in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(d) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by or on behalf of any Loan Party or any general partner or managing member of any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction applicable to it or (ii) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for the

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authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect (other than those the failure to obtain which would not individually or collectively be reasonably likely to have a Material Adverse Effect).

(e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms. The Transaction Documents to which the General Partner is a party have been duly executed and delivered by the General Partner. Each Transaction Document to which the General Partner is a party is the legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms.

(f) There is no action, suit, investigation, litigation or proceeding affecting the General Partner, any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the best knowledge of the Borrower, threatened before any Governmental Authority or arbitrator that (i) would be reasonably expected to be adversely determined, and if so determined would be reasonably expected to have a Material Adverse Effect except as set forth on Schedule 4.01(f) hereto, or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction applicable to the General Partner or such Loan Party, and there has been no material adverse change in the status, or financial effect on the General Partner, any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(g)(i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2011 and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Deloitte & Touche LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2012, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the chief financial officer (or person performing similar functions) of the managing general partner of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at March 31, 2012, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2011, there has been no Material Adverse Change.

(ii) The Consolidated balance sheet of the MLP and its Subsidiaries as at December 31, 2011 and the related Consolidated statement of income and Consolidated statement of cash flows of the MLP and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Deloitte & Touche LLP, independent public accountants, copies of which have been furnished to each Lender,

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fairly present the Consolidated financial condition of the MLP and its Subsidiaries as at such date and the Consolidated results of operations of the MLP and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis.

(h) The Consolidated and consolidating forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries for the five-year period ending 2016 delivered to the Lenders prior to the Effective Date pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s reasonable estimate of its future financial performance.

(i) Neither any written information, exhibit nor report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents nor the information contained in the MLP’s public filings (as updated from time to time), when taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which the same were made.

(j) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(k) Neither the Borrower nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(l) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

(m) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

(n)(i) Set forth on Schedule 4.01(n) hereto is a complete and accurate list as of the date hereof of all Plans and Multiemployer Plans.

(ii) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to result in a Material Adverse Effect.

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(iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Administrative Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no change in such funding status which could reasonably be expected to result in a Material Adverse Effect.

(iv) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect.

(v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA which could reasonably be expected to result in a Material Adverse Effect.

(o)(i) Except as set forth on Part I of Schedule 4.01(o) hereto: the operations and properties of each Loan Party and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, except where the failure to so comply is reasonably expected to not have a Material Adverse Effect, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs other than any such obligations or costs that are reasonably expected to not have a Material Adverse Effect, and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law other than such restrictions that are reasonably expected to not have a Material Adverse Effect.

(ii) Except as set forth on Part II of Schedule 4.01(o) hereto or as is reasonably expected to not have a Material Adverse Effect: none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

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(iii) Except as set forth on Part III of Schedule 4.01(o) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking (or has had undertaken on its behalf), and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law where such investigation or assessment or remedial or response action could reasonably be expected to have a Material Adverse Effect; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have not been disposed of in a manner reasonably expected to have a Material Adverse Effect.

(p)(i) Each Loan Party and each of its Subsidiaries and Affiliates with which the Borrower files a consolidated tax return (its “Tax Affiliates”) has filed, has caused to be filed or has been included in all Federal tax returns (and all other material state, local and foreign tax returns) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

(ii) Set forth on Schedule 4.01(p) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Tax Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an “Open Year”).

(iii) The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Tax Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $0. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(iv) The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Tax Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $0. No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(v) Each of the Borrower and the MLP will be treated as a partnership for Federal income tax purposes.

(q) Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

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(r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

(s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule (if any) therefor.

(t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Liens on the property or assets of the Borrower or any of its Subsidiaries, as of the date hereof, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Borrower or such Subsidiary subject thereto.

(u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Investments consisting of Debt or equity securities held by the Borrower or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

(v)(i) The Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, for which the failure so to do, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect, without known conflict with the rights of others, (ii) to the best knowledge of the Borrower, no product or practice of the Borrower or any of its Subsidiaries infringes in any material respect on any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, and (iii) to the best knowledge of the Borrower, there is no material violation by any Person of any right of the Borrower of any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Borrower or any of its Subsidiaries.

(w) To the best knowledge of the Borrower, the Borrower and its Subsidiaries maintain adequate reserves for future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, and such reserves are not less than those required by GAAP.

(x) The Borrower’s obligations under this Agreement and the Notes and each Subsidiary Guarantor’s obligations under the Subsidiary Guaranty, will, upon the execution and delivery of the Notes and the execution and delivery of such Subsidiary Guaranty, respectively, rank pari passu, without preference or priority, with all of the other outstanding unsecured and unsubordinated Debt of the Borrower or of such Subsidiary Guarantor, as the case may be.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01 Affirmative Covenants . So long as any Advance or any other monetary obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will:

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, except to the extent failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, except to the extent failure to so pay or discharge, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance in all material respects, with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, except to the extent failure to maintain such insurance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or except to the extent such risks are self-insured in a manner and in an amount consistent with sound business practices and customary industry standards.

(e) Preservation of Partnership or Limited Liability Company Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name (in the case of the Borrower), rights (charter and statutory), permits, licenses, approvals, privileges, franchises and intellectual property; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and; provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege, franchise or intellectual property or, in the case of any Subsidiary of the Borrower, the existence of such Subsidiary if the

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board of directors (or persons performing similar functions) of or on behalf of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower shall be permitted to dissolve each of the Dissolving Subsidiaries.

(f) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit any of the Administrative Agent or any of the Lenders, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

(g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

(h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to so maintain or preserve such properties, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(i) Covenant to Guarantee Obligations. Upon the formation or acquisition by the Borrower of any new direct or indirect Restricted Subsidiary that is a Domestic Subsidiary or the designation of a previously Unrestricted Subsidiary as a Restricted Subsidiary that is a Domestic Subsidiary pursuant to Section 5.02(r), the Borrower shall, in each case at the Borrower’s expense (i) within 20 days after such formation, acquisition or designation (or, if at the time of (A) formation or acquisition, such Restricted Subsidiary shall not constitute a New Material Subsidiary or (B) designation, such Restricted Subsidiary would not constitute a New Material Subsidiary if newly-formed or newly-acquired, then within 20 days after the first date on which (I) such newly-formed or newly-acquired Restricted Subsidiary shall constitute a New Material Subsidiary, (II) such newly-designated Restricted Subsidiary would constitute a New Material Subsidiary if newly-formed or newly-acquired or (III) the total assets of such newly-formed, newly-acquired or newly-designated Restricted Subsidiary and all other Domestic Subsidiaries of the Borrower that are not Subsidiary Guarantors, as reflected on their respective balance sheets as of any date of determination, shall be greater than or equal to ten percent (10%) of the total consolidated assets of the Borrower and its Consolidated Subsidiaries as reflected on the Borrower’s consolidated balance sheet as of such date of determination, in each case as determined in accordance with GAAP), cause each such Restricted Subsidiary, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in the form of Exhibit D hereto in the case of a guaranty, and otherwise in form and substance reasonably satisfactory to the Administrative Agent in the case of a supplement, guaranteeing the other Loan Parties’ Obligations under the Loan Documents and (ii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such

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other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of such guaranties. Notwithstanding anything to the contrary contained in this Section 5.01(i) or any other Loan Document, the Borrower shall not be required to cause any Receivables Financing Subsidiary to join or become a party to, or otherwise become bound by, any guaranty (including the Subsidiary Guaranty) guaranteeing the other Loan Parties’ Obligations under the Loan Documents.

(j) Further Assurances. (i) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error (as to which both the Borrower and the Administrative Agent agree in good faith constitutes a defect or error) that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

(ii) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, take such action as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

(k) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(l) Preparation of Environmental Reports. At the request of the Administrative Agent from time to time and upon the occurrence and during the continuance of an Event of Default, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries’ properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines in its good faith and reasonable judgment at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may, after written notice to the Borrower, retain an environmental consulting firm to prepare such report at the expense of the Borrower, unless the Borrower shall have given adequate assurances reasonably acceptable to the Administrative Agent within three Business Days of such notice that such a report will be delivered within such 60-day period, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

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(m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Restricted Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(n) Maintenance of Controlled Reserve Base. Maintain a controlled reserve base of sufficient mineable tonnage of coal such that the ratio of aggregate controlled mineable tons of coal over current annual production levels of tons of coal per year is greater than 125% of the remaining duration of the Senior Notes issued pursuant to the Note Purchase Agreements. For purposes of this Section 5.01(n), a “controlled reserve base” of coal denotes the aggregate of coal reserves which may be economically and legally mined by the Borrower or a Restricted Subsidiary at the time of the reserve determination. In making any determination of reserves for the purpose of this Section 5.01(n), the Borrower may include properties (“Option Properties”) which may be acquired by the Borrower or a Restricted Subsidiary under a valid and enforceable option or purchase contract which is subject to no conditions other than the payment of the purchase price provided for under such option or contract (the “Contract Price”); provided that to the extent and for so long as the Borrower shall elect to include Option Properties in any such determination, (i) the amount equal to the Contract Price could then be incurred as Debt under the provisions of Section 10.1(a) of each Note Purchase Agreement (the “Notional Debt”) and (ii) assuming for all purposes of Section 10.1(a) of each Note Purchase Agreement, Section 10.4(a)(ii) of the 1999 Note Purchase Agreement and Section 10.7(a)(ii) of the 2008 Note Purchase Agreement that an amount equal to all such Notional Debt was considered to be outstanding.

SECTION 5.02 Negative Covenants. So long as any Advance or any other monetary obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Restricted Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Restricted Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Restricted Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, except:

(i) Permitted Liens;

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(ii) other Liens incurred in the ordinary course of business securing obligations in an amount not to exceed $25,000,000;

(iii) Liens existing on the date hereof and described on Schedule 4.01(t) hereto;

(iv) non-recourse Liens upon or in real property or equipment acquired or held by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure non-recourse, tax-exempt Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

(v) Liens arising in connection with Capital Leases permitted under Section 5.02(b)(iii)(G); provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capital Leases;

(vi) the replacement, extension or renewal of any Lien permitted by clauses (iii) through (v) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

(vii) Liens on personal property leased under leases (including synthetic leases) entered into by the Borrower which are accounted for as operating leases in accordance with GAAP to the extent not prohibited under Section 5.02(h);

(viii) easements, exceptions or reservations in any property of the Borrower or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(ix) Liens on documents of title and the property covered thereby securing obligations in respect of letters of credit to the extent not prohibited under Section 5.02(b);

(x) Liens on property or assets of the Borrower or any of its Restricted Subsidiaries securing Debt owing to the Borrower or to a Wholly Owned Restricted Subsidiary in an aggregate principal amount not to exceed $10,000,000; provided that no

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promissory note evidencing such intercompany Debt shall be pledged to any other Person as security for any Debt or any other obligation of the Borrower or such Restricted Subsidiary;

(xi) any Lien arising out of the L/C Cash Deposit Accounts under this Agreement or any other Liens arising under substantially similar letter of credit cash deposit account arrangements, it being understood that any such cash deposit account is used to support then outstanding Letters of Credit and is not required to be funded or otherwise utilized to support the renewal of existing Letters of Credit or the issuance of new Letters of Credit; and

(xii) assignments of the right to receive income or Liens that arise in connection with receivables securitization programs described, and in an aggregate principal amount not to exceed the amount specified therefor, in Section 5.02(b)(iii)(H) at any time outstanding.

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i) in the case of the Borrower,

(A) Debt owed to a Wholly Owned Restricted Subsidiary of the Borrower,

(B) other unsecured Debt incurred in the ordinary course of business aggregating not more than $50,000,000 at any time outstanding other than Guaranties or other contingent obligations of the Borrower with respect to any Debt or other obligation of any Unrestricted Subsidiary; provided that (I) the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.03 and as though such Debt had been incurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the chief financial officer (or person performing similar functions) of the Borrower delivered to the Administrative Agent demonstrating such compliance and (II) such unsecured Debt ranks junior to or pari passu with the Facilities, and

(C) other unsecured Debt incurred in the ordinary course of business (including, for the avoidance of doubt, any long-term Debt incurred in connection with a note offering) other than Guaranties or other contingent obligations of the Borrower with respect to any Debt or other obligation of any Unrestricted Subsidiary; provided that (I) the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.03 and as though such Debt had been incurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the chief financial officer (or person performing similar functions) of the Borrower

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delivered to the Administrative Agent demonstrating such compliance, (II) such unsecured Debt ranks junior to or pari passu with the Facilities, (III) such unsecured Debt matures, and does not begin to amortize until, more than six months after the latest Termination Date for all Facilities and (IV) the covenants and other material terms of such unsecured Debt are no more restrictive than those set forth in the Loan Documents;

(ii) in the case of any Restricted Subsidiary of the Borrower, (A) Debt owed to the Borrower or to a Wholly Owned Restricted Subsidiary of the Borrower and (B) Debt in the form of a Guaranty of Debt otherwise permitted under this Section 5.02(b); and

(iii) in the case of the Borrower and its Restricted Subsidiaries,

(A) Debt under the Loan Documents,

(B) the Surviving Debt set forth on Schedule 4.01(s) hereto,

(C) non-recourse Debt of the Borrower and Restricted Subsidiaries incurred solely to finance capital expenditures for the development of Greenfield Projects,

(D) non-recourse Debt secured by Liens permitted by Section 5.02(a)(iv),

(E) Debt in respect of (i) Swaps incurred in the ordinary course of business and consistent with prudent business practice with the aggregate value thereof not to exceed $10,000,000 at any time outstanding and (ii) interest rate Swaps incurred in the ordinary course of business and consistent with prudent business practice of up to $250,000,000 of notional indebtedness at any time outstanding,

(F) any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt or other Debt permitted under this Section 5.02(b); provided that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing; provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are consistent with prudent business practice and incurred in the ordinary course of business and, in the case of the Senior Notes, the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any) and other material terms, taken as a whole, of any such extension, refunding or refinancing are on terms no less favorable in any material respect to the Loan Parties or the Lenders than the terms of the Senior Notes

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being extended, refunded or refinanced and the interest rate applicable to any such extension, refunding or refinancing does not exceed the then applicable market rate; provided further that the repayment in whole or in part of the Advances pursuant to Section 2.04 or Section 2.06 with the proceeds of Debt incurred pursuant to Section 5.02(b)(i)(B), Section 5.02(b)(i)(C) or Section 5.02(b)(iii)(G) shall not constitute an extension, refunding or refinancing under this subclause (F),

(G) other unsecured Debt incurred in the ordinary course of business and Capital Lease Obligations aggregating not more than the sum of (I) $10,000,000 plus (II) the aggregate amount of all principal payments or prepayments of the Senior Notes after April 13, 2006 at any time outstanding; provided, in each case, that the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.03 and as though such Debt or Capital Lease Obligations had been incurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the chief financial officer (or person performing similar functions) of the Borrower delivered to the Administrative Agent demonstrating such compliance, and

(H) Debt of the Borrower and its Restricted Subsidiaries, if any, arising in connection with receivables securitization programs on terms and conditions customary for transactions of that type in an aggregate principal amount not to exceed $100,000,000 at any time outstanding.

(c) Change in Nature of Business. Engage, or permit any of its Restricted Subsidiaries to engage, in any business or business activity that would impair the Borrower’s status as a partnership for federal income tax purposes.

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, or permit any of its Restricted Subsidiaries to do so, except that:

(i) any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Wholly Owned Restricted Subsidiary of the Borrower or may convey, transfer or lease any or all of its assets to a Wholly Owned Restricted Subsidiary of the Borrower; provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Wholly Owned Restricted Subsidiary of the Borrower; provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor, except to the extent the Person so formed is not a New Material Subsidiary; provided further that, for the avoidance of doubt, nothing contained in this Section 5.02(d)(i) shall prohibit any Restricted Subsidiary from selling, transferring or otherwise conveying receivables (and related assets, as contemplated by Section 5.02(e)(vii)) to any Receivables Financing Subsidiary entity created (directly or indirectly) by the Borrower for purposes of entering into or consummating any receivables financing transaction permitted by Section 5.02(b)(iii)(H);

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(ii) any of the Borrower’s Subsidiaries may consolidate with or merge into the Borrower; provided that the Borrower is the surviving entity; and

(iii) any of the Restricted Subsidiaries of the Borrower may (A) merge into or consolidate with, any other Person, or (B) convey, transfer or lease substantially all of its assets in compliance with Section 5.02(e) (other than clause (v) thereof) in a single transaction or series of related transactions to any other Person or (C) permit any other Person to merge into or consolidate with it; provided, in each case with respect to any merger or consolidation or conveyance, transfer or lease of substantially all of its assets, (I) the Person formed by such consolidation or into which the Restricted Subsidiary shall be merged or assets shall be conveyed, transferred or leased shall, at the effective time of such merger or consolidation or transfer or lease be Solvent and shall have assumed all obligations of such Restricted Subsidiary under any Subsidiary Guaranty to which such Restricted Subsidiary is a party in a writing satisfactory in form and substance to the Required Lenders and (II) the Borrower shall have caused to be delivered to the Administrative Agent an opinion of independent counsel satisfactory to the Administrative Agent to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with the terms thereof; provided further that the provisions of the first proviso to this clause (iii) shall not apply to (x) the sale, transfer or other conveyance of any assets of the Borrower (including the Capital Stock of any Subsidiary of the Borrower), howsoever effected (including by way of merger or consolidation, sale of assets, lease, or otherwise) in a transaction permitted by Section 5.02(e)(vi), (y) any transaction involving the acquisition of a Person by a Subsidiary of the Borrower by merger or consolidation where the surviving entity shall be a Subsidiary of the Borrower unless, immediately after giving effect to such merger or consolidation, the surviving entity constitutes a New Material Subsidiary and (z) any sale, transfer or other conveyance of any assets to any Receivables Financing Subsidiary; provided that, with respect to this subclause (z), the sale, transfer or conveyance of such assets is permitted by the provisions of this Agreement;

provided, however, that in each case, immediately after giving effect thereto, (A) no event shall occur and be continuing that constitutes a Default and (B) the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, as evidenced by a certificate of the chief financial officer (or persons performing similar functions) of the Borrower delivered to the Administrative Agent demonstrating such compliance.

(e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

(i) sales of Inventory in the ordinary course of its business;

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(ii) sales of assets that are obsolete or no longer used or useful for fair value in an aggregate amount not to exceed $10,000,000 per annum over the term of the Facilities;

(iii) sale-leasebacks of used equipment in an aggregate amount not to exceed $10,000,000 per annum over the term of the Facilities;

(iv) sales of assets (A) by the Borrower to a Wholly Owned Restricted Subsidiary, or (B) by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary with respect to which the Borrower shall have at least the same degree of ownership and control as it had with respect to the Restricted Subsidiary responsible for the asset sale, transfer or disposition;

(v) in a transaction authorized by Section 5.02(d);

(vi) sales of other assets (including the Capital Stock of any Subsidiary of the Borrower) with a fair value in an amount not to exceed $50,000,000 individually or $125,000,000 in the aggregate over the term of the Facilities; provided, however, that (A) the purchase price paid to the Borrower or such Restricted Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale and such sale shall be in the best interest of the Borrower or such Restricted Subsidiary, as determined in good faith by the board of directors (or other person performing such functions) of the Borrower or such Restricted Subsidiary, as the case may be, and (B) immediately after giving effect to such sales of assets, no Default shall exist; and

(vii) sales of receivables in connection with a receivables financing permitted by Section 5.02(b)(iii)(H) along with such other assets or rights (including payment intangibles) related thereto as shall be customary for the purposes of consummating such permitted receivables financing.

(f) Investments in Other Persons. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except:

(i) Investments consisting of property to be used in the ordinary course of business;

(ii) Investments in accounts receivable arising from the sales of goods and services in the ordinary course of business;

(iii) equity Investments by the Borrower and its Restricted Subsidiaries in Wholly Owned Restricted Subsidiaries;

(iv) Investments by the Borrower and its Restricted Subsidiaries in Cash Equivalents;

(v) Investments existing on the date hereof and described on Schedule 4.01(u) hereto;

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(vi) Investments by the Borrower in Swaps permitted under Section 5.02(b)(iii)(E);

(vii) other Investments in any other Person; provided that with respect to Investments made under this clause (vii): (A) in the case of an equity Investment under this clause (vii), any newly acquired or organized Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be a Wholly Owned Restricted Subsidiary thereof; (B) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (C) any company or business acquired or invested in pursuant to this clause (vii) shall be in the same line of business as the business of the Borrower or any of its Restricted Subsidiaries or a line of business in which the Borrower is permitted to be engaged in accordance with Section 5.02(c); and (D) immediately after giving effect to the acquisition of a company or business pursuant to this clause (vii), the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the chief financial officer (or person performing similar functions) of the Borrower delivered to the Lenders demonstrating such compliance;

(viii) Investments by the Borrower and its Restricted Subsidiaries in (A) Unrestricted Subsidiaries, (B) Restricted Subsidiaries that are not Wholly Owned Subsidiaries or (C) Persons that, after giving effect to such Investment, do not constitute Subsidiaries of the Borrower or such Restricted Subsidiaries, provided that any Person invested in pursuant to this clause (viii) shall be in the same line of business as the business of the Borrower or any of its Restricted Subsidiaries or a line of business in which the Borrower is permitted to be engaged in accordance with Section 5.02(c), and the aggregate amount invested by the Borrower and its Restricted Subsidiaries under this clause (viii) shall not exceed $35,000,000 at any time outstanding; and provided, further, that so long as the Borrower and its Restricted Subsidiaries shall not have made Investments in such Unrestricted Subsidiaries, non-Wholly Owned Subsidiaries and other Persons in excess of $35,000,000 as provided in this clause (viii), the Borrower shall not be in violation of this clause (viii) in the event that the Investments held (as opposed to made) by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiaries, non-Wholly Owned Subsidiaries and other Persons shall at any time exceed $35,000,000; and

(ix) Investments consisting of intercompany Debt permitted under Section 5.02(b)(i) and (ii).

(g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Capital Stock, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Restricted Subsidiaries to do any of the foregoing (each of the foregoing being a “Restricted Payment”), or permit any of its Restricted Subsidiaries to purchase, redeem, retire,

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defease or otherwise acquire for value any Capital Stock in the Borrower or to issue or sell any Capital Stock therein, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

(i) the Borrower may declare, make or incur a liability to make any such Restricted Payment; provided that immediately after giving effect thereto the aggregate amount of Restricted Payments made in any fiscal quarter of the Borrower shall not exceed Available Cash (as defined in the MLP Agreement as in effect on the date hereof) for the immediately preceding fiscal quarter of the Borrower; and

(ii)(A) any Wholly Owned Subsidiary of the Borrower may declare, make or incur a liability to make any Restricted Payment to the Borrower or any other Wholly Owned Subsidiary of the Borrower of which it is a Subsidiary, (B) any non-Wholly Owned Subsidiary may declare, make or incur a liability to make any Restricted Payment to its equity holders; provided that the general partner of such Subsidiary does not own greater than 2% of the issued and outstanding Capital Stock in such Subsidiary, and (C) any Subsidiary of the Borrower may accept capital contributions from its parent to the extent permitted under Section 5.02(f)(iii).

(h) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (excluding for this purpose obligations as lessee under Capital Leases) (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction (except to the extent and not exceeding the amounts permitted by Section 5.02(e)(iv)), or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $25,000,000 payable in any period of 12 consecutive months.

(i) Amendments of Constitutive Documents. Amend, or permit any of its Restricted Subsidiaries to amend, its Constitutive Documents (other than the Partnership Agreement) in any manner that has a Material Adverse Effect.

(j) Accounting Changes. Make or permit, or permit any of its Restricted Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, and except that the Borrower and its Subsidiaries may account for the compensation expense of the non-vested common units granted under the MLP’s Long-Term Incentive Plan using the “fair value” method, or (ii) Fiscal Year.

(k) Prepayments, Etc., of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any of the Senior Notes prior to the latest Termination Date for all Facilities except (A) mandatory prepayments of principal, and payments of interest, required under the applicable Note Purchase Agreement and (B) redemptions of any Senior Notes made concurrently with the refinancing thereof permitted under Section 5.02(b)(iii)(F) or (ii) permit any Subsidiary Guarantor (as defined in the applicable

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Note Purchase Agreement) to make any payment to or on account of any noteholder under such Note Purchase Agreement other than a payment made following a demand therefor by such noteholder pursuant to the Subsidiary Guaranty Agreement (as defined in such Note Purchase Agreement).

(l) Amendment, Etc., of the Note Purchase Agreements. Amend, modify or change in any manner any term or provision of any Note Purchase Agreement that would accelerate any scheduled amortization payments, if such modification would require such payments to be made on the applicable Senior Notes prior to the date the Facilities are paid in full.

(m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Restricted Subsidiaries to do so, except that the Borrower and/or any of its Restricted Subsidiaries may be a general partner in any partnership or joint venture provided such partnership or such joint venture incurs no Debt or other liability for which the Borrower or such Restricted Subsidiary is liable as guarantor or a provider of any other credit support, or by virtue of its status as such general partner or joint venturer.

(n) Speculative Transactions. Enter into any foreign currency exchange contracts, interest rate swap arrangements or other derivative contracts or transactions, other than such contracts, arrangements or transactions entered into in the ordinary course of business for the purpose of hedging (i) the interest rate exposure of the Borrower or any of its Restricted Subsidiaries, (ii) the purchase requirements of the Borrower or any of its Restricted Subsidiaries with respect to raw materials and inventory and (iii) the fluctuations in the prices of commodities affecting the Borrower or any of its Restricted Subsidiaries.

(o) Formation of Subsidiaries. Organize or invest, or permit any Restricted Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f)(iii), (vii) or (viii).

(p) Payment Restrictions Affecting Restricted Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries (other than any Unrestricted Subsidiary that is not a Wholly Owned Subsidiary and any Receivables Financing Subsidiary) to declare or pay dividends or other distributions in respect of its Capital Stock or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary (other than any Unrestricted Subsidiary that is not a Wholly Owned Subsidiary or any Receivables Financing Subsidiary) of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents, the Note Purchase Agreements and any other agreement or instrument governing Debt permitted to be incurred in accordance with Section 5.02(b); provided that the restrictions related to the payment of dividends and distributions, repayment of Debt, making of loans or other transfer of assets by Subsidiaries included in such other agreement or instrument are no more restrictive than the comparable terms of the Loan Documents contained in Sections 5.02(e) (relating to transfer of assets by Subsidiaries), 5.02(f) (relating to making of loans by Subsidiaries), 5.02(g) (relating to payment of dividends and distributions by Subsidiaries) and 5.02(k) (relating to repayment of Debt by

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Subsidiaries); and provided further that, in the case of any agreement (including any receivables financing agreement) to which a Receivables Financing Subsidiary may be a party or by which it may be bound in connection with a receivables financing transaction permitted by Section 5.02(b)(iii)(H), such restrictions related to the payment of dividends and distributions, repayment of Debt, making of loans or other transfers of assets included in such agreement may be on such terms and conditions as shall be customary for such receivables financing transaction.

(q) Transactions with Affiliates. Except as set forth on Schedule 5.02(q) hereto, enter into, or permit any of its Restricted Subsidiaries to enter into, directly or indirectly, any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except (i) in the ordinary course or pursuant to the reasonable requirements of the Borrower’s or such Restricted Subsidiary’s business, in each case upon fair and reasonable terms no less favorable (taken as a whole, as determined in good faith by the board of directors of the General Partner or its Conflicts Committee) to the Borrower or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate and (ii) any transaction with any Affiliate in connection with a Simplification Transaction.

(r) Change in Status of Subsidiaries. Change the designation of any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary except, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may at any time and from time to time, upon not less than 30 days’ prior written notice given to each Lender, designate a previously Restricted Subsidiary as an Unrestricted Subsidiary or a previously Unrestricted Subsidiary (including a new Subsidiary designated on the date of its formation or acquisition) which satisfies the requirements of clauses (a), (b) and (c) of the definition of “Restricted Subsidiary” as a Restricted Subsidiary; provided that immediately after such designation and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and the Borrower would be permitted, pursuant to the provisions of Section 10.1(a) of each Note Purchase Agreement to incur at least $1 of additional Debt (as defined in the Note Purchase Agreements) owing to a Person other than a Restricted Subsidiary, and provided further that after such designation the status of such Subsidiary had not been changed more than twice.

(s) Dissolving Subsidiaries. Notwithstanding anything herein to the contrary, permit any Dissolving Subsidiary at any time to (i) own or have any economic interest in any material asset or property, (ii) incur any material liabilities, (iii) generate any material revenue and (iv) engage in any business or business activity (other than immaterial business or business activity and the dissolution or liquidation and winding up of such Subsidiary as contemplated by the last sentence of the definition of Restricted Subsidiary).

SECTION 5.03 Reporting Requirements. So long as any Advance or any other monetary obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent:

(a) Default Notice. As soon as possible and in any event within five Business Days after any Responsible Officer has actual knowledge of the occurrence of each Default or

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any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer (or person performing similar functions) of the Borrower (or its managing general partner) setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials. As soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Deloitte & Touche LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations, if any, used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the chief financial officer (or person performing similar functions) of the Borrower (or its managing general partner) stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

(c) Quarterly Financials. As soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the chief financial officer (or person performing similar functions) of the Borrower (or its managing general partner) as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in a form reasonably satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

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(d) Annual Business Plan. As soon as available and in any event no later than 120 days after the end of each Fiscal Year, a Business Plan.

(e) Litigation. Promptly after any Responsible Officer has actual knowledge of the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting the General Partner, any Loan Party or any of its Subsidiaries, including any Environmental Action, that (i) would be reasonably expected to have a Material Adverse Effect or (ii) purports to effect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and promptly after the occurrence thereof, notice of any material adverse change in the status or the financial effect on the General Partner, any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the MLP or any Loan Party or any of its Subsidiaries sends to its stockholders, partners or members, and copies of all regular, periodic and special reports, and all registration statements, that the MLP or any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or with any national securities exchange, provided, that the reporting requirement of this clause (f) shall be satisfied if the Borrower notifies the Administrative Agent that such materials have become publicly available on a web site identified in such notice.

(g) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event that is reasonably expected to result in a material liability as against such Loan Party or ERISA Affiliate has occurred, a statement of the chief financial officer (or person performing similar functions) of the Borrower (or its managing general partner) describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(ii) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(iii) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

(iv) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from

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the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B)the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(h) Environmental Conditions. Promptly after any Responsible Officer has actual knowledge of the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit where such Environmental Action or failure to so comply is reasonably expected to have a Material Adverse Effect.

(i) Available Cash, Etc. Within 60 days (or in the case of the fourth fiscal quarter, 120 days) following the end of each fiscal quarter of the Borrower, a report of Available Cash (as defined in the MLP Agreement), cash reserves (including, in the case of any such cash distribution the cash reserve withheld from distribution that is necessary for the proper conduct of business (including reserves for future capital expenditures) as set forth in the most recent Business Plan delivered to the Administrative Agent pursuant to Section 5.03(d)) and other related items of the Borrower and its Subsidiaries in form and substance satisfactory to the Administrative Agent.

(j) Coal and Mining Agreements. Promptly after the occurrence thereof, notice of any material change to any material coal sales agreement or material contract, contract mining agreement or coal purchase agreements to which the Borrower or any of its Subsidiaries is a party.

(k) Rating Agency Reports. Promptly upon receipt thereof, copies of any statement or report furnished by any rating agency to any Loan Party or any of its Subsidiaries in connection with the Senior Notes.

(l) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

SECTION 5.04 Financial Covenants. So long as any Advance or any other obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will:

(a) Consolidated Debt to Consolidated Cash Flow Ratio. Maintain at all times, a Consolidated Debt to Consolidated Cash Flow Ratio of not more than 3.0:1.0.

(b) Interest Coverage Ratio. Maintain at all times, an Interest Coverage Ratio of not less than 3.0:1.0.

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ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five Business Days after the same becomes due and payable; or

(b) any representation or warranty made in writing by any Loan Party (or any of its officers (or persons performing similar functions) under or in connection with any Loan Document (including, without limitation, in any certificate or financial information delivered pursuant thereto) shall prove to have been incorrect in any material respect when made or any financial projections prepared by or on behalf of any Loan Party and made available in writing to the Administrative Agent or any Lender shall prove not to have been prepared in good faith based upon assumptions that were reasonable at the time made and at the time made available to the Administrative Agent; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 2.14, 5.01(d) or (e), 5.02, 5.03(a) or 5.04; or

(d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(e) any Loan Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Swap, the value of obligations under such Swap) of at least $35,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

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(f) any Loan Party or the General Partner shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or the General Partner seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party, any of its Restricted Subsidiaries or the General Partner shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $35,000,000 shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(g) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (B) such insurer, which shall be rated at least “A” by A.M. Best Company at the time such insurance policy is issued to such Loan Party, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

(h) any non-monetary judgment or order shall be rendered against any Loan Party that would reasonably be likely to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(i) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it in any material respect, or any such Loan Party shall so state in writing; or

(j) a Change of Control shall occur; or

(k) any Loan Party or any ERISA Affiliate shall incur, or shall be reasonably likely to incur liability in excess of $35,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of a Loan Party or any ERISA Affiliate from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan; or

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(l) the Borrower, the General Partner or the Special General Partner shall cancel or terminate or amend or consent to or accept any cancellation or termination or amendment of the Partnership Agreement (other than any amendment thereof in connection with a Simplification Transaction) or there shall be a cancellation, termination of, or any amendment to, the MLP Agreement (other than any amendment thereof in connection with a Simplification Transaction) in any manner that has a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole, (ii) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, or (iii) the ability of the Loan Parties to perform their respective payment and other material obligations under the Loan Documents; or

(m) an assertion shall be made by any Person in any court proceeding or by any Governmental Authority against any Loan Party or any of its Subsidiaries, of any claims or liabilities, whether accrued, absolute or contingent, based on or arising under any Environmental Law that is reasonably likely to be determined adversely to such Loan Party or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by such Loan Party or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender and the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (I) the Commitments of each Lender and the obligation of each Lender to make Advances (other than Letter of Credit Advances by an Issuing Bank or Lender pursuant to Section 2.03(c) and Swing Line Advances by a Lender pursuant to Section 2.02(b)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (II) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

SECTION 6.02 Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Revolving Credit Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of

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the Revolving Credit Lenders in same day funds at the Administrative Agent’s office designated in such demand, for deposit into the applicable L/C Cash Deposit Accounts, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, an amount equal to the aggregate Available Amount of all outstanding Letters of Credit shall be immediately due and payable to the Administrative Agent for the account of the Revolving Credit Lenders without notice to or demand upon the Borrower, which are expressly waived by the Borrower, to be held in the applicable L/C Cash Deposit Accounts. If at any time the Administrative Agent determines that any funds held in the L/C Cash Deposit Accounts are subject to any right or claim of any Person other than the applicable Issuing Banks and the applicable Revolving Credit Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the applicable L/C Cash Deposit Accounts, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Deposit Accounts that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the applicable L/C Cash Deposit Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law. If (i)(A) all Letters of Credit for which funds are on deposit in the L/C Cash Deposit Accounts have expired or been terminated and (B) no Default shall then be continuing or (ii)(A) if the Commitments of each Lender and the obligation of each Lender to make Advances and of the Issuing Banks to issue Letters of Credit shall have been terminated and (B) all other Obligations shall have been satisfied in full in cash, then the Administrative Agent shall, within 14 days, return to the Borrower all such monies then remaining in the L/C Cash Deposit Accounts.

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01 Agency Provisions. Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except

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discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders or the Required Revolving Credit Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.01) and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Required Revolving Credit Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.01) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such

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Person as Administrative Agent. Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with and, unless an Event of Default shall have occurred and be continuing, the consent (which consent will not be unreasonably withheld or delayed) of the Borrower, to appoint a successor that is a bank (with combined capital and surplus of at least $500,000,000). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the Required Lenders give notice of removal or the retiring Administrative Agent gives notice of its resignation, as the case may be, then such removal shall nonetheless become effective in accordance with such notice at the end of such 30-day period or the retiring Administrative Agent may, on behalf of the Lenders and in consultation with and, unless an Event of Default shall have occurred and be continuing, the consent (which consent will not be unreasonably withheld or delayed) of the Borrower, appoint a successor Administrative Agent which shall be a bank (with combined capital and surplus of at least $500,000,000) with an office in New York, New York, or an Affiliate of any such bank (with combined capital and surplus of at least $500,000,000), respectively. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article VII and Section 8.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as the Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Advances hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the securities laws of the United States of America concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

SECTION 7.02 Indemnification. (a) Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share (determined as of the date the event or circumstance giving rise to such Indemnified Cost occurred as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted

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against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence, willful misconduct or unlawful acts as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.02(a) applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(b) Each Lender severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share (determined as of the date the event or circumstance giving rise to such Indemnified Cost occurred as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank’s gross negligence, willful misconduct or unlawful acts as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

(c) For purposes of this Section 7.02, the Lenders’ respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to any Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender to reimburse the Administrative Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent or such Issuing Bank, as the case may be, for such other Lender’s ratable share of such amount. Without prejudice to the survival of

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any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.02 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

SECTION 7.03 Intercreditor Agreement. Each Lender and the Administrative Agent hereby acknowledges and agrees that this Agreement constitutes an amendment and restatement of the “Bank Agreement” (as defined in the Intercreditor Agreement) and, as contemplated by Paragraph 17 of the Intercreditor Agreement, a replacement of the Bank Agreement. Each Lender and the Administrative Agent hereby consents and agrees to be bound by the terms and provisions of the Intercreditor Agreement, and each Lender hereby authorizes and directs the Administrative Agent to become bound by and a party to, by executing and delivering an instrument of accession or other joinder instrument (or otherwise) to the Intercreditor Agreement, as agent on behalf of the Lenders hereunder, whereupon each Lender hereunder agrees that it shall be deemed to be a party to and bound by the terms of the Intercreditor Agreement to the same extent and with the same effect as if such Lender had executed and delivered the same as one of the original parties thereto as a Lender in respect of this Agreement. The Administrative Agent and the Lenders hereby acknowledge and agree that all references (i) to “Paying Agent” in the Intercreditor Agreement shall be deemed to be and constitute a reference to the Administrative Agent hereunder, (ii) to “Agents” or “Agent” in the Intercreditor Agreement shall be deemed to include the Administrative Agent hereunder, (iii) to “Lenders” in the Intercreditor Agreement shall be deemed to include the Lenders hereunder, and (iv) to “Banks” in the Intercreditor Agreement shall be deemed to include the Lenders hereunder.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Amendments, Etc. Except as otherwise contemplated by Section 8.07 and the Subsidiary Guaranty, no amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Subsidiary Guaranty, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender, except for clause (v) hereof), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the initial Borrowing, Section 3.02, (ii) change the number of Lenders or the percentage of (A) the Commitments, (B) the aggregate unpaid principal amount of the Advances or (C) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders of any of them to take any action hereunder, (iii) reduce or limit the obligations of any Subsidiary Guarantor under Section 1 of the Subsidiary Guaranty issued by it or release such Subsidiary Guarantor or otherwise limit such Subsidiary Guarantor’s liability with respect to the Obligations owing to the Administrative Agent and the Lenders, (iv) amend Section 2.13 or (v) amend this Section 8.01, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender,

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(iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or of the Issuing Banks, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

SECTION 8.02 Notices, Etc. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 8.02(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 1717 South Boulder Avenue, Tulsa, Oklahoma 74119, Attention of Cary P. Marshall (Telecopy No. (918) 295-7361);

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 8th Floor, Houston, Texas 77002, Attention of Shadia Folahan (Telecopy No. 713-427-6307), with a copy to JPMorgan Chase Bank, 383 Madison Avenue, New York 10179, Attention of Brian Knapp (Telecopy No. 212-270-5100);

(iii) if to JPMorgan, as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., JPMorgan Treasury Services, 10420 Highland Manor Drive, Tampa, FL 33610, Attention of James Alonzo (Telecopy No. 856-294-5267; E-mail james.alonzo@jpmchase.com);

(iv) if to Wells Fargo Bank, as an Issuing Bank, to it at Wells Fargo Bank U.S. Trade Services—Standby Letters of Credit, Mac A0195-212, One Front Street, 21st Floor, San Francisco, CA 94111 (Telecopy No. 415-296-8905, E-mail sftrade@wellsfargo.com);

(v) if to BOKF, as an Issuing Bank, to it at One Williams Center, 15th Floor – International Department, Tulsa, OK 74172, Attention of Andy Krider (Telephone No. 918-595-3081; Telecopy No. 918-588-6026; E-mail tradefinance@bokf.com);

(vi) if to the Swing Line Bank, to it at JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 8th Floor, Houston, Texas 77002, Attention of Shadia Folahan (Telecopy No. 713-427-6307); and

(vii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

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(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 8.03 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04 Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent, the Joint Lead Arrangers and their Affiliates in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of one firm of counsel to the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to their rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and each Lender in connection with the enforcement of the Loan Documents after an Event of Default, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto). Notwithstanding anything to the contrary in the foregoing, the Borrower will not be obligated to pay any allocated overhead costs of the Administrative Agent, the Joint Lead Arrangers or any of their Affiliates.

(b) The Borrower agrees to indemnify, defend and save and hold harmless the Administrative Agent, each Joint Lead Arranger, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses,

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liabilities, penalties and expenses (including, without limitation, reasonable fees and expenses of counsel, but excluding allocated overhead cost of the Administrative Agent, the Joint Lead Arrangers and the Lenders and their Affiliates) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except in each case to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or unlawful acts. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, any Joint Lead Arranger, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

(c)(i) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of (A) a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), (B) acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower or (C) if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made or fails to continue an Advance for which notice of the same has been given, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, or (ii) the Borrower fails to fulfill the applicable conditions set forth in Article III on or before the date specified in any Notice of Borrowing for such Borrowing delivered pursuant to Section 2.02, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay or borrow, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance, all of which losses, costs and expenses shall be an amount equal to the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Advance had such event not occurred at the Eurodollar Rate that would have been applicable to such Advance for the period from the date of such event to the last day of the then current Interest

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Period therefor (or, in the case of a failure to borrow, continue or Convert, for the period that would have been the Interest Period for such Advance), over (B) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid, were it to bid at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 8.04, and the basis therefor, shall be delivered to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

(d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

(e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 8.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower under the Loan Documents now or hereafter existing, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each of the Administrative Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender and their respective Affiliates may have.

SECTION 8.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns permitted hereby.

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SECTION 8.07 Assignments and Participations. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 8.07. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 8.07(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in Section 8.07(b)(ii), any Lender may assign to one or more Persons (other than an Ineligible Assignee) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower; provided that the Borrower shall be deemed to have consented to an assignment unless it shall have objected thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; provided, further, that no consent of the Borrower shall be required (I) for an assignment to a Lender or an Affiliate of a Lender, (II) for an assignment of all or any portion of any Term Advance or (III) if an Event of Default has occurred and is continuing, any other assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (I) to a Lender or an Affiliate of a Lender or (II) of all or any portion of any Term Advance; and

(C) each Issuing Bank and the Swing Line Bank; provided that no such consent shall be required for an assignment of all or any portion of any Term Advance.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the applicable Commitment or Advances of the assigning Lender, the amount of the Commitment or the Advances of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than the lesser of $5,000,000 and 5% of the aggregate amount of the

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applicable Commitment that is the subject of such assignment or, in the case of Term Advances, not less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis, except that any assignment under the Revolving Credit Facility shall include a proportionate assignment under the Swing Line Facility, if applicable;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their respective Related Parties or their respective Securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii) Subject to acceptance and recording thereof pursuant to Section 8.07(b)(iv), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.12 and 8.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 8.07 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 8.07(c).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Advances and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat

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each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 8.07(b) and any written consent to such assignment required by this Section 8.07(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed (A) to make any payment required to be made by it in connection with liabilities then owed to the Administrative Agent, each Issuing Bank, the Swing Line Bank and each other Lender hereunder (including interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Advances and participations in Letters of Credit and Swing Line Advances in accordance with its Pro Rata Share, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 8.07(b)(v).

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swing Line Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Assignee, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Advances owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, each Issuing Bank (as applicable) and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case, to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case, to the extent subject to such participation. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.12 and 8.04(c) (subject to the requirements and limitations therein, including the requirements under Section 2.12(e) (it being understood that the documentation required under Section 2.12(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 8.07(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.17 as if it were an assignee under Section 8.07(b) and (B) shall not be entitled to

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receive any greater payment under Section 2.10 or 2.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law (subject to Section 2.10(e)) that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.17(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.05 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Participant acknowledges and agrees to be bound by the terms and provisions of the Intercreditor Agreement to the same extent and with the same effect as if such Participant were a Lender hereunder. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Advances, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitments, Advances, Letters of Credit or other obligations are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 8.07 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 8.09 No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such

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Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower or any of its Subsidiaries that the Borrower proves were caused by (i) such Issuing Bank’s willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (ii) such Issuing Bank’s willful failure to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

SECTION 8.10 Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below) and not disclose such Information to any other Person, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the enforcement of rights hereunder or under any other Loan Document in any legal proceeding, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives who have a reason to know such Information) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the Issuing Banks or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower under circumstances in which the recipient has no knowledge that such source is breaching any obligation of confidentiality.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Banks on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information

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received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential or is such that a reasonably prudent person engaged in the practice of making or maintaining syndicated loans should know that such information constitutes confidential or proprietary information of the Borrower or any of its Subsidiaries.

SECTION 8.11 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding, to the extent permitted by law, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 8.12 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8.13 Non-Recourse to the General Partner and Associated Persons. Each of the Administrative Agent and each Lender agrees on behalf of itself and its successors, assigns and legal representatives, that neither the General Partner, the Special General Partner nor any Person (other than the Loan Parties) which is a partner, shareholder, member, owner, officer, director, supervisor, trustee or other principal (collectively, “Associated Persons”) of the Borrower, the General Partner, the Special General Partner or a Subsidiary Guarantor, or any of their respective successors or assigns, shall have any personal liability for the payment or performance of any of the Borrower s obligations hereunder or under any of the Notes and no monetary or other judgment shall be sought or enforced against the General Partner, the Special General Partner or any of such Associated Persons or any of their respective successors or assigns. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed barred by this Section 8.13 from asserting any claim against any Person based upon an allegation of fraud or misrepresentation.

SECTION 8.14 Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law

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October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

SECTION 8.15 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof, and any other agreement, statement, understanding, representation or warranty, whether oral or written, made or entered into prior to the date hereof with respect to the subject matter hereof (other than the Fee Letters, the Intercreditor Agreement and any Letter of Credit Agreement in respect of a Letter of Credit issued prior to the date hereof and that remains outstanding, all of which shall survive in full force and effect the execution and delivery hereof) is superseded by this Agreement and the other Loan Documents.

SECTION 8.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

SECTION 8.17 Release of Subsidiary Guarantors. Upon (a) the sale, conveyance or transfer of all of the Capital Stock of a Subsidiary Guarantor that is (i) permitted pursuant to Section 5.02 without the consent of the Lenders or (ii) if not permitted without such consent, effected after obtaining the consent of the Lenders or (b) the designation of a previously Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 5.02(r), so long as (i) such Restricted Subsidiary would not, at the time of such designation, constitute a New Material Subsidiary if newly-formed or newly-acquired and (ii) the total assets of all Domestic Subsidiaries of the Borrower that are not Subsidiary Guarantors (after giving effect to the proposed release of such Restricted Subsidiary from the Subsidiary Guaranty as contemplated by this Section 8.17), as reflected on their respective balance sheets as of any date of determination, shall be no greater than ten percent (10%) of the total consolidated assets of the Borrower and its Consolidated Subsidiaries as reflected on the Borrower’s consolidated balance sheet as of such date of determination, in each case as determined in accordance with GAAP, the Administrative Agent shall, on behalf of itself and the Lenders and promptly following the Borrower’s written request, execute such documents and instruments as shall be reasonably requested by the Borrower for the purpose of releasing the Subsidiary Guarantor from the Subsidiary Guaranty.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC,
its Managing General Partner

By:	/s/ Cary P. Marshall
	Name:	Cary P. Marshall
	Title:	Vice President-Corporate Finance and Treasurer

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JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank, Swing Line Bank and Lender

By:	/s/ Brian Knapp
	Name:	Brian Knapp
	Title:	Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Issuing Bank and Lender

By:	/s/ Tim Green
	Name:	Tim Green
	Title:	Director

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CITIBANK, N.A.,
as Lender

By:	/s/ Michael Vondriska
	Name:	Michael Vondriska
	Title:	Vice President

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BOKF, NA DBA BANK OF OKLAHOMA,
as Issuing Bank and Lender

By:	/s/ Stevens E. Warrick
	Name:	Stevens E. Warrick
	Title:	Senior Vice President

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BRANCH BANKING AND TRUST COMPANY,
as Lender

By:	/s/ Troy R. Weaver
	Name:	Troy R. Weaver
	Title:	Senior Vice President

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COMPASS BANK, DBA BBVA COMPASS,
as Lender

By:	/s/ Darren Abrams
	Name:	Darren Abrams
	Title:	Vice President

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FIFTH THIRD BANK,
as Lender

By:	/s/ P. Ann Daniel
	Name:	P. Ann Daniel
	Title:	Officer

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UNION BANK, N.A.,
as Lender

By:	/s/ Dennis Blank
	Name:	Dennis Blank
	Title:	Vice President

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PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Holly Kay
	Name:	Holly Kay
	Title:	Vice President

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U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Mark D. Skornia
	Name:	Mark D. Skornia
	Title:	Vice President

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COMERICA BANK,
as Lender

By:	/s/ Robert L. Nelson
	Name:	Robert L. Nelson
	Title:	President

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GOLDMAN SACHS BANK USA,
as Lender

By:	/s/ Mark Walton
	Name:	Mark Walton
	Title:	Authorized Signatory

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ROYAL BANK OF CANADA,
as Lender

By:	/s/ Chris Benton
	Name:	Chris Benton
	Title:	Authorized Signatory

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SOVEREIGN BANK, N.A.,
as Lender

By:	/s/ Aidan Lanigan
	Name:	Aidan Lanigan
	Title:	Senior Vice President

By:	/s/ Mark Connelly
	Name:	Mark Connelly
	Title:	Senior Vice President

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SUMITOMO MITSUI BANKING CORPORATION,
as Lender

By:	/s/ Shuji Yabe
	Name:	Shuji Yabe
	Title:	Managing Director

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UMB BANK, N.A.,
as Lender

By:	/s/ S. Scott Heady
	Name:	S. Scott Heady
	Title:	Senior Vice President

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LAND BANK OF TAIWAN, NEW YORK BRANCH,
as Lender

By:	/s/ Henry Lou
	Name:	Henry Lou
	Title:	SVP & General Manager

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MEGA INTERNATIONAL COMMERCIAL BANK CO., LTD. NEW YORK BRANCH, as Lender

By:	/s/ Priscilla Hsing
Name: Priscilla Hsing
Title: VP & DGM

[Signature Page]

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CHANG HWA COMMERCIAL BANK, LTD., LA BRANCH, as Lender

By:	/s/ Chu-I Hung
Name: Chu-I Hung
Title: Vice President & General Manager

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E.SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH, as Lender

By:	/s/ Edward Chen
Name: Edward Chen
Title: VP & General Manager

[Signature Page]

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FIRST COMMERCIAL BANK, LTD., LOS ANGELES BRANCH,
as Lender

By:	/s/ Jenn-Hwa Wang
Name: Jenn-Hwa Wang
Title: Vice President & General Manager

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TAIWAN COOPERATIVE BANK, LOS ANGELES BRANCH,
as Lender

By:	/s/ Li Hua Huang
	Name:	Li Hua Huang
	Title:	VP & General Manager

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HUA NAN COMMERCIAL BANK, LTD. NY AGENCY,
as Lender

By:	/s/ Henry Hsieh
	Name:	Henry Hsieh
	Title:	Assistant Vice President

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Schedule I

to Third Amended and Restated Credit Agreement

Commitments

Lender	Term Commitment	Revolving Credit Commitment	Letter of Credit Commitment	Swing Line Commitment
JPMorgan Chase Bank, N.A.	$19,500,000.00	$53,000,000.00	$83,333,333.34	$15,000,000.00
Wells Fargo Bank, National Association	$19,500,000.00	$53,000,000.00	$83,333,333.33	—
Citibank, N.A.	$19,500,000.00	$53,000,000.00	—	—
BOKF, NA dba Bank of Oklahoma	$19,000,000.00	$51,500,000.00	$83,333,333.33	—
Branch Banking and Trust Company	$19,000,000.00	$51,500,000.00	—	—
Compass Bank dba BBVA Compass	$19,000,000.00	$51,500,000.00	—	—
Fifth Third Bank	$19,000,000.00	$51,500,000.00	—	—
Union Bank, N.A.	$19,000,000.00	$51,500,000.00	—	—
PNC Bank, National Association	$13,000,000.00	$37,000,000.00	—	—
U.S. Bank National Association	$13,000,000.00	$37,000,000.00	—	—
Comerica Bank	$7,750,000.00	$27,250,000.00	—	—
Goldman Sachs Bank USA	$7,750,000.00	$27,250,000.00	—	—
Royal Bank of Canada	$6,500,000.00	$18,500,000.00	—	—

Sch. I-1

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Sovereign Bank, N.A.	$6,500,000.00	$18,500,000.00	—	—
Sumitomo Mitsui Banking Corporation	$6,500,000.00	$18,500,000.00	—	—
UMB Bank, n.a.	$6,500,000.00	$18,500,000.00	—	—
Land Bank of Taiwan, New York Branch	$5,500,000.00	$14,500,000.00	—	—
Mega International Commercial Bank Co., Ltd. New York Branch	$5,000,000.00	$15,000,000.00	—	—
Chang Hwa Commercial Bank, Ltd., LA Branch	$4,000,000.00	$11,000,000.00	—	—
E.Sun Commercial Bank, Ltd., Los Angeles Branch	$4,000,000.00	$11,000,000.00	—	—
First Commercial Bank, Ltd., Los Angeles Branch	$4,000,000.00	$11,000,000.00	—	—
Taiwan Cooperative Bank, Los Angeles Branch	$4,000,000.00	$11,000,000.00	—	—
Hua Nan Commercial Bank, Ltd. NY Agency	$2,500,000.00	$7,500,000.00	—	—

Total:	$250,000,000.00	$700,000,000.00	$250,000,000.00	$15,000,000.00

Sch. I-2

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SCHEDULE II

Subsidiary Guarantors

4.	Alliance Resource Properties, LLC

5.	ARP Sebree, LLC

6.	ARP Sebree South, LLC

7.	Alliance WOR Properties, LLC

8.	Alliance Coal, LLC

9.	Alliance Design Group, LLC

10.	Alliance Land, LLC

11.	Alliance Properties, LLC

12.	Alliance Service, Inc.

13.	Matrix Design Group, LLC

14.	Backbone Mountain, LLC

15.	Excel Mining, LLC

16.	Gibson County Coal, LLC

17.	Gibson County Coal (South), LLC

18.	Hopkins County Coal, LLC

19.	MC Mining, LLC

20.	Mettiki Coal, LLC

21.	Mettiki Coal (WV), LLC

22.	Mt. Vernon Transfer Terminal, LLC

23.	Penn Ridge Coal, LLC

24.	Pontiki Coal, LLC

25.	River View Coal, LLC

26.	Sebree Mining, LLC

27.	Steamport LLC

28.	Tunnel Ridge, LLC

29.	Warrior Coal, LLC

30.	Webster County Coal, LLC

31.	White County Coal, LLC

32.	Alliance WOR Processing, LLC

SCHEDULE III

Existing Letters of Credit

LC Applicant	Issuing Bank	Available Amount of LC	Beneficiary of LC	Renewal Date of LC
Alliance Resource Operating Partners, L.P.	JP Morgan Chase Bank, N.A.	$650,000	American Powernet Management L.P.	8/25/2012

Alliance Resource Operating Partners, L.P.	JP Morgan Chase Bank, N.A.	$7,025,534	Liberty Mutual Insurance Co.	8/25/2012

Alliance Resource Operating Partners, L.P.	JP Morgan Chase Bank, N.A.	$18,373,520	Kentucky Department of Workers’ Claims	8/25/2012

	Total JP Morgan Chase	$26,049,054

Alliance Resource Operating Partners, L.P.	Bank of Oklahoma, NA	$3,898,350	Travelers Casualty + Surety Co.	8/25/2012

	Total Bank of Oklahoma	$3,898,350

Alliance Resource Operating Partners, L.P.	Total	$29,947,404

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 4.01(a)

Equity Interests in the Borrower

The following entities own the equity interests in the Borrower specified opposite their respective names:

Name of Owner	Percentage of limited partnership owned
Alliance Resource Partners, L.P.	98.9899% limited partner interest
Alliance Resource GP, LLC	0.01% special general partner interest
Alliance Resource Management GP, LLC	1.0001% managing general partner interest

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 4.01(b)

Subsidiaries of the Loan Parties

Name of Subsidiary	Jurisdiction of Organization	Owners and Type and Amount of Equity Interest Owned	Restricted or Unrestricted Subsidiary
Alliance Resource Properties, LLC	Delaware	Borrower – 100% membership interest	Restricted
ARP Sebree, LLC	Delaware	Alliance Resource Properties, LLC – 100% membership interest	Restricted
ARP Sebree South, LLC	Delaware	Alliance Resource Properties, LLC – 100% membership interest	Restricted
Alliance WOR Properties, LLC	Delaware	Alliance Resource Properties, LLC – 100% membership interest	Restricted
Alliance Coal, LLC	Delaware	Borrower – 99.999% non-managing membership interest Alliance Resource Management GP, LLC – 0.001% managing membership interest	Restricted
Alliance Design Group, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Alliance Land, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Alliance Properties, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Alliance Service, Inc.	Delaware

Alliance Coal, LLC – 100 shares of common stock, representing 100% of the issued and outstanding shares of capital stock

The authorized capital of Alliance Service, Inc. consists of 100 shares of common stock.

Restricted
Matrix Design Group, LLC	Delaware	Alliance Service, Inc. – 100% membership interest	Restricted
Backbone Mountain, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Excel Mining, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Gibson County Coal, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Gibson County Coal (South), LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Hopkins County Coal, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted

Alliance – Third Amended and Restated Credit Agreement

Name of Subsidiary	Jurisdiction of Organization	Owners and Type and Amount of Equity Interest Owned	Restricted or Unrestricted Subsidiary
MC Mining, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Mettiki Coal, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Mettiki Coal (WV), LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Mt. Vernon Transfer Terminal, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Penn Ridge Coal, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Pontiki Coal, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
River View Coal, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Sebree Mining, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Steamport LLC	Kentucky	Alliance Coal, LLC – 100% membership interest	Restricted
Tunnel Ridge, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Warrior Coal, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Webster County Coal, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
White County Coal, LLC	Delaware	Alliance Coal, LLC – 100% membership interest	Restricted
Alliance WOR Processing, LLC	Delaware	Alliance coal, LLC – 100% membership interest	Restricted
Sunshine Coal, LLC*	Kentucky	Alliance Service, Inc. – 100% membership interest	N/A
Advent Mining, LLC*	Kentucky	Sebree Mining, LLC – 100% membership interest	N/A
Advent Processing, LLC*	Kentucky	Advent Mining, LLC – 100% membership interest	N/A
Sebree Medical Center, LLC*	Kentucky	Sebree Mining, LLC – 100% membership interest	N/A

1.	The four (4) Subsidiaries marked with an asterisk (*) are Subsidiaries that are to be dissolved, as contemplated by the last sentence of the definition of Restricted Subsidiary in the Third Amended and Restated Credit Agreement.
2.	There are no options, warrants rights of conversion or purchase and similar rights on any of the entities listed above.

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 4.01(d)

Authorizations, Approvals, Actions, Notices and Filings

No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required in connection with the execution, delivery, recordation or filing by any Loan Party of any Transaction Document to which it is a party, or performance of the payment or repayment obligations by such Loan Party under the Loan Documents, except that the Lenders are required to become parties to the Intercreditor Agreement by executing the Instrument of Accession referenced in Section 3.01(a)(xiv) of the Third Amended and Restated Credit Agreement and deliver a copy thereof and the Third Amended and Restated Credit Agreement to the other parties to the Intercreditor Agreement.

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 4.01(f)

Disclosed Litigation

None.

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 4.01(n)

Plans and Multiemployer Plans

Plans of Loan Parties and Controlled Affiliates

A.	Alliance Coal, LLC and Affiliates Pension Plan for Coal Employees (formerly known as MAPCO Coal Inc. and Affiliates Pension Plan for Coal Employees) (Certain employees of Webster County Coal, LLC, White County Coal, LLC, Mettiki Coal, LLC and Mettiki Coal (WV), LLC participate in this plan.)

B.	There are no Multiemployer Plans.

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 4.01(o)

Environmental Disclosure

Generally:

Without in any way limiting the representations and warranties set forth in Section 4.01(o) of the Third Amended and Restated Credit Agreement, we hereby advise you that our environmental due diligence began in March of 1999 with, among other things, a review of ten asset-specific Phase I Environmental Site Compliance, and Employee Health & Safety Assessment Reports prepared in March 1996 by the environmental consulting firm of Dames & Moore. In addition, we also reviewed a Phase II Site Investigation report concerning the Central Shop and Grapevine Shop properties associated with Hopkins County Coal, LLC, dated November 6, 1997 and prepared by Analytical Management, Inc.; an Environmental Compliance Audit report regarding Mettiki Coal Corporation (now known as Mettiki Coal, LLC), prepared by Killam Associates and dated September 21, 1998; and several reports prepared by Alliance Coal, LLC’s Manager of Environmental Affairs during various due diligence activities.

The following are the specific environmental reports we reviewed:

1.	Summary Report, Environmental and Health and Safety Due Diligence, dated March 29, 1996.

2.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -Webster County Coal Corporation (now known as Webster County Coal, LLC), Dotiki Mine 1758 State route 874, Clay KY, dated March 29, 1996.

3.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -White County Coal Corporation (now known as White County Coal, LLC), Pattiki Mine, Route 1, Epworth Road, Carmi, IL, dated March 29, 1996.

4.	Phase I Environmental Site Assessment -Gibson County Reserves near Princeton, Indiana, dated March 29, 1996.

5.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Compliance Assessment -MC Mining, Inc. (now known as MC Mining, LLC). Underground Mine Complex, State Route 194 near Pikeville, KY, dated March 29, 1996.

6.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -Mettiki Coal Corporation (now known as Mettiki Coal, LLC), 293 Table Rock Road, Oakland, Maryland, dated March 29, 1996.

7.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -Pontiki Coal Corporation (now known as Pontiki Coal, LLC), No. 1 Underground Mine, Route 1401, Lovely, KY, dated March 29, 1996.

Alliance – Third Amended and Restated Credit Agreement

8.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -Pontiki Coal Corporation (now known as Pontiki Coal, LLC), No. 2 Underground Mine, Route 1439, Lovely, KY, dated March 29, 1996.

9.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -Mt. Vernon Coal Transfer Company (now known as Mt. Vernon Transfer Terminal, LLC), Southwind Maritime Centre, Bluff Road, Mt. Vernon, Indiana, dated March 26, 1996.

10.	Phase I Environmental Site Assessment, Andalex Resources, Inc.-Cimarron Division, Hopkins County, Kentucky, prepared by MAPCO Coal, Inc. (now known as, Alliance Coal, LLC), dated September 22, 1997.

11.	Phase II Site Investigation report concerning the Central Shop and Grapevine Shop properties associated with Andalex Resources, Inc.-Cimarron Division, prepared by Analytical Management, Inc., dated November 6, 1997.

12.	Environmental Compliance Audit of Mettiki Coal Corporation (now known as Mettiki Coal, LLC), prepared by Killam Associates and dated September 21, 1998.

13.	Phase I Environmental Site Assessment, Certain Assets of Pennyrile Coal Co., Inc. and Black Diamond Resources, Inc., Hopkins County, Kentucky, prepared by Alliance Coal, LLC, dated August 11, 1999.

14.	Phase I Environmental Site Assessment, Warrior Coal Mining Company, Warrior Coal Corporation, and Roberts Brothers Coal Co., Inc. and Certain Assets and Liabilities of Cardinal Trust, LLC, Christian Coal Corporation, and Richland Mining Co., Inc. (all such entities, the “Warrior Entities”) prepared by Alliance Coal, LLC, dated August 9, 2000, in connection with the purchase by Warrior Coal, LLC of the stock or assets of the Warrior Entities.

15.	Phase I Environmental Site Assessment Summary, Valley Camp Reserve, Wheeling, West Virginia, prepared by Alliance Coal, LLC, dated June 12, 2001.

16.	Phase I Environmental Site Assessment – Executive Summary, Lodestar Energy, Inc. – Smith Complex, Webster County, KY, prepared by Alliance Coal, LLC, dated May 2002.

17.	Phase I Environmental Site Assessment – Lodestar Energy, Inc. – Consolidation Coal Company, Uniontown/Ohio #11 and Hamilton #1 and #2 mines, Union County, KY, prepared by Alliance Coal, LLC, dated March 25, 2004.

Alliance – Third Amended and Restated Credit Agreement

18.	Phase I Environmental Site Assessment – Certain Assets of Phoenix Coal Inc identified as the Gryphon Mining Complex, Henderson and Webster Counties, KY, prepared by Alliance Coal, LLC, dated December 2009.

19.	Phase I Environmental Site Assessment – Certain Assets of Green River Collieries, LLC identified as the Advent and Cochise Mining complexes, Webster County, KY, prepared by Associated Engineers, Inc. dated September 2011

Part I: 4.01(o)(i):

None.

Part II: 4.01(o)(ii):

A.	Aboveground Storage Tanks

	Mine	Company
1.	Dotiki, Providence KY	Webster County Coal, LLC

2.	Pattiki, Carmi, IL	White County Coal, LLC

3.	Hopkins County Coal, Madisonville, KY	Hopkins County Coal, LLC

4.	Pontiki, Lovely, KY	Pontiki Coal, LLC

5.	MC Mining, Pikeville, KY	MC Mining, LLC

6.	Mettiki, Oakland, MD	Mettiki Coal, LLC Mettiki Coal (WV), LLC

7.	Mt. Vernon Transfer Terminal, Mt. Vernon, IN	Mt. Vernon Transfer Terminal, LLC

8.	Warrior, Hopkins, KY	Warrior Coal, LLC

9.	Gibson, Princeton, IN	Gibson County Coal, LLC

10.	Tunnel Ridge, Wheeling, WV	Tunnel Ridge, LLC

11.	River View, Uniontown, KY	River View Coal, LLC

12.	Sebree Mining, Sebree, KY	Sebree Mining, LLC

B.	Historically Present Underground Storage Tanks

	Mine	Company
1.	MC Mining, Pikeville, KY	MC Mining, LLC

2.	Hopkins County Coal, Madisonville, KY	Hopkins County Coal, LLC

3.	Mettiki, Oakland, MD	Mettiki Coal, LLC

Alliance – Third Amended and Restated Credit Agreement

C.	De Minimis Spillage of Waste Oil

	Mine	Company
1.	Dotiki, Providence, KY	Webster County Coal, LLC

2.	Pattiki, Carmi, IL	White County Coal, LLC

3.	Hopkins County Coal, Madisonville, KY	Hopkins County Coal, LLC

4.	Pontiki, Lovely, KY	Pontiki Coal, LLC

5.	MC Mining, Pikeville, KY	MC Mining, LLC

6.	Mettiki, Oakland, MD	Mettiki Coal, LLC

7.	Mt. Vernon Transfer Terminal, Mt. Vernon, IN	Mt. Vernon Transfer Terminal, LLC

8.	Warrior, Madisonville, KY	Warrior Coal, LLC

Part III: 4.01(o)(iii)

D.	Superfund Matters

The sole Superfund matter we have identified in our due diligence relates to a matter for which MAPCO Inc./The Williams Companies, Inc., has retained responsibility stemming from a historical off-site waste disposal arrangement of its former subsidiary, Webster County Coal Corporation (now known as Webster County Coal, LLC), through the Dotiki Mine. Therefore, it is important to note that the hazardous substance releases that engendered the Superfund liability in question occurred at a third party disposal site, and not at or near an asset of the Borrower. However, in an abundance of caution, we disclose this matter, known as the Missouri Electric Works Superfund Site, which is located at Cape Girardeau, Missouri.

Due to arrangements the Dotiki Mine had made with an electrical equipment decommissioning facility, the Missouri Electric Works, for the disposal of polychlorinated-biphenyl (PCB)-containing electrical equipment, Webster County Coal Corporation was named a de minimis potentially responsible party (PRP) by the Environmental Protection Agency (EPA) after that facility became a Superfund site. Subsequently, Webster County Coal Corporation became a settling de minimis defendant and entered into a consent decree in the litigation styled United States v. Union Electric Co. et al., CIV. No. 1:92CV00078GFG (E.D. Mo.). After delays pending two appeals to the Eighth Circuit Court of Appeals, the settlement of this matter is going forward and will resolve the Superfund liability MAPCO Inc./The Williams Companies, Inc., retained on behalf of its former subsidiary, Webster County Coal Corporation, and which liability did not pass to Webster County Coal, LLC.

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 4.01(p)

Open Years

1.	The 2008 through 2010 tax years for Alliance Resource Operating Partners, L.P., Alliance Resource Management GP, LLC., Alliance Resource Partners, L.P., Alliance Coal, LLC and Alliance Service, Inc. are Open Years.

Note that the return for the 2011 tax year is currently under extension and has not yet been filed.

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 4.01(r)

Existing Debt

All Existing Debt is Surviving Debt, except for the following Debt:

1.	Indebtedness under the Existing Revolving Facility Agreement, in an aggregate principal amount of approximately $29,947,404 (which amount includes only, for the avoidance of doubt, the aggregate amount of letters of credit issued pursuant to and outstanding under the Existing Revolving Facility Agreement, which letters of credit are listed on Schedule III to this Third Amended and Restated Credit Agreement and shall remain outstanding under this Third Amended and Restated Credit Agreement immediately after giving effect to the Closing), plus accrued fees and expenses. The proceeds of the initial Borrowing made under this Third Amended and Restated Credit Agreement are being used, in part, to refinance all advances outstanding under the Existing Revolving Facility Agreement on the date of such initial Borrowing.

2.	Indebtedness under the Existing Term Facility Agreement, in an aggregate principal amount of approximately $300,000,000, plus accrued fees and expenses. The proceeds of the initial Borrowing made under this Third Amended and Restated Credit Agreement are being used, in part, to refinance all term loan advances outstanding under the Existing Term Facility Agreement on the date of such initial Borrowing.

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 4.01(s)

Surviving Debt

1.	Note Purchase Agreement, dated as of August 16, 1999 (as amended, the “1999 Note Purchase Agreement”), by and among the Borrower and each of the purchasers of the Borrower’s 8.31% senior notes due August 20, 2014 (the “1999 Senior Notes”), amortizing in years 2005 through 2014 at $18,000,000 annually, in an aggregate original principal amount of $180,000,000, plus accrued interest and fees.

The aggregate unpaid principal amount of the 1999 Senior Notes is $54,000,000.

2.	Subsidiary Guaranty Agreement, dated as of August 16, 1999, as supplemented, issued pursuant to the 1999 Note Purchase Agreement in favor of the holders of the Borrower’s 1999 Senior Notes, in respect of the Borrower’s 1999 Senior Notes in an aggregate principal amount of $180,000,000, plus accrued interest and fees, and to which each of the following entities are a party, all of whom are Restricted Subsidiaries:

All Restricted Subsidiaries of the Borrower who are a party to the Subsidiary Guaranty in favor of the Administrative Agent under this Third Amended and Restated Credit Agreement.

3.	Note Purchase Agreement, dated as of June 26, 2008 (the “2008 Note Purchase Agreement”), by and among the Borrower and each of the purchasers of the Borrower’s (i) 6.28% Series A senior notes due June 26, 2015 (non-amortizing), in an aggregate original principal amount of $205,000,000, plus accrued interest and fees, and (ii) 6.72% Series B senior notes due June 26, 2018 (non-amortizing), in an aggregate original principal amount of $145,000,000, plus accrued interest and fees (such Series A senior notes and Series B senior notes, collectively, the “2008 Senior Notes”).

The aggregate unpaid principal amount of the 2008 Senior Notes is $350,000,000.

4.	Subsidiary Guaranty Agreement, dated as of June 26, 2008, as supplemented, issued pursuant to the 2008 Note Purchase Agreement in favor of the holders of the Borrower’s 2008 Senior Notes, in respect of the Borrower’s 2008 Senior Notes in an aggregate principal amount of $350,000,000, plus accrued interest and fees, and to which each of the following entities are a party, all of whom are Restricted Subsidiaries:

All Restricted Subsidiaries of the Borrower who are a party to the Subsidiary Guaranty in favor of the Administrative Agent under this Third Amended and Restated Credit Agreement.

Alliance – Third Amended and Restated Credit Agreement

5.	The letters of credit issued pursuant to and outstanding under the Existing Revolving Facility Agreement, which letters of credit are listed on Schedule III to this Third Amended and Restated Credit Agreement. Note that the aggregate outstanding amount of the letters of credit shown on Schedule III ($29,947,404) reflects the total amount available to be drawn under such letters of credit, but does not reflect the aggregate outstanding amount of letters of credit that would be considered “Debt” as such term is defined in this Third Amended and Restated Credit Agreement (when taking into account the $40,000,000 deductible set forth in clause (e)(ii) in the defined term “Debt”).

7.	RS20s Total Control Package Agreement, made and entered into on May 22, 2006, between Mettiki Coal (WV), LLC, and Joy Technologies Inc. (d/b/a Joy Mining Machinery); the undiscounted aggregate outstanding amount owing or payable under such Total Control Package Agreement is equal to $518,280, and a security interest in the equipment financed thereunder has been granted to Joy Technologies Inc.

8.	Lease of a coal preparation plant at the Onton Mine from Loadout, LLC, an affiliate of Penn Virginia Resource Partners, L.P. The undiscounted aggregate amount outstanding under this lease arrangement is approximately $11,760,000 (based on the minimum monthly payment of $120,000/month through June 2020; payment is based on throughput with a monthly minimum of $120,000).

9.	Lease arrangement between Gibson County Coal, LLC and Alliance Resource GP, LLC for the coal preparation plant and ancillary facilities at the Gibson County coal mining complex. The aggregate amount outstanding under this lease arrangement is $2,981,049.

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 4.01(t)

Liens

1.	Liens on Personal Property

	Entity	State	Personal Property Lien
1	Alliance Coal, LLC	DE	1 current UCC on file; see Annex II-1
2	Alliance Design Group, LLC	DE	None.
3	Alliance Land, LLC	DE	None.
4	Alliance Properties, LLC	DE	None.
5	Alliance Resource Management GP, LLC	DE	None.
6	Alliance Resource Operating Partners, L.P.	DE	None.
7	Alliance Resource Properties, LLC	DE	None.
8	Alliance Service, Inc.	DE	None.
9	Alliance WOR Processing, LLC	DE	None.
10	Alliance WOR Properties, LLC	DE	None.
11	ARP Sebree South, LLC	DE	None.
12	ARP Sebree, LLC	DE	None.
13	Backbone Mountain, LLC	DE	None.
14	Excel Mining, LLC	DE	1 current UCC on file; see Annex II-2.
15	Gibson County Coal (South), LLC	DE	None.
16	Gibson County Coal, LLC	DE	4 UCCs – 1 current; see Annex II-3.
17	Hopkins County Coal, LLC	DE	1 current UCC on file; see Annex II-4.
18	Matrix Design Group, LLC	DE	None.
19	MC Mining, LLC	DE	None.
20	Mettiki Coal (WV), LLC	DE	1 current UCC on file; see Annex II-5.
21	Mettiki Coal, LLC	DE	None.
22	Mt. Vernon Transfer Terminal, LLC	DE	None.
23	Penn Ridge Coal, LLC	DE	None.
24	Pontiki Coal, LLC	DE	None.
25	River View Coal, LLC	DE	2 current UCCs on file; see Annex II-6.
26	Sebree Mining, LLC	DE	None.
27	Steamport LLC	KY	2 UCCs – none current; see Annex II-7.
28	Tunnel Ridge, LLC	DE	None.
29	Warrior Coal, LLC	DE	3 UCCs – 1 current; see Annex II-8.
30	Webster County Coal, LLC	DE	3 current UCCs on file; see Annex II-9.
31	White County Coal, LLC	DE	None.
32	Advent Mining, LLC	KY	3 UCCs – 1 current; see Annex II-10.
34	Advent Processing, LLC	KY	1 UCC – not current; see Annex II-11.
34	Sebree Medical Center, LLC	KY	None.
35	Sunshine Coal, LLC	KY	None.

*	Based on lien searches conducted in the State of Delaware or, with respect to the companies organized under Kentucky law, the State of Kentucky.

Alliance – Third Amended and Restated Credit Agreement

Disclosure Schedules

2.	Liens on Real Property

All Permitted Liens.

Alliance – Third Amended and Restated Credit Agreement

Disclosure Schedules

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
Alliance Coal, LLC	IOS Capital	Delaware	2007 - 2234515	6/14/2007	All equipment now or hereafter leased in the equipment leasing transaction, more fully described on Product Schedule No./Agreement No. 2103372 between IOS Capital, LLC as lessor and Alliance Coal, LLC as lessee	N/A1

[1]	The lease reflected in this UCC has terminated. Alliance Coal LLC has or will request that IOS Capital file a UCC termination statement.

Alliance – Third Amended and Restated Credit Agreement

Annex II - 1

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
Excel Mining, LLC	DBT America, Inc.	Delaware	2007 - 2168663	6/8/2007

All Products of DBT America consigned at Van Lear Seam, Off State Rout 1439, Lovely, KY, 41231 under that certain Consignment Agreement dated July 17, 2006.

All Products of DBT America consigned at #1A Slope, Off State Route 1439, Lovely, KY 41231, under that certain Consignment Agreement dated July 13, 2006

N/A1

[1]	This previously consigned inventory has been returned to its vendor. Excel Mining, LLC has or will request that DBT America, Inc. file a UCC termination statement.

Alliance – Third Amended and Restated Credit Agreement

Annex II - 2

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
Gibson County Coal, LLC	Fleet Capital Corporation	Delaware	31467573	5/9/2003	One (1) Tow Truck, and more particularly described in a Schedule A to Lease Schedule No. 35185-00008	N/A

Gibson County Coal, LLC	Fleet Capital Corporation	Delaware	31989634 (amendment to 31467573)	7/14/2003	Collateral unchanged (amendment to change Debtor address)	N/A

Gibson County Coal, LLC	Fleet Capital Corporation	Delaware	2008-0720688 (continuation of 31467573)	2/28/2008	Collateral unchanged (continuation statement)	N/A

Gibson County Coal, LLC	Banc of America Leasing and Capital	Delaware	2008-1064680 (amendment to 31467573)	3/27/2008	Collateral unchanged (amendment to change Debtor name and address)	N/A1

[1]	The lease reflected in this UCC has terminated. Gibson County Coal LLC has or will request that Banc of America Leasing and Capital file a UCC termination statement.

Alliance – Third Amended and Restated Credit Agreement

Annex II - 3

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
Hopkins County Coal, LLC	DBT America, Inc. (Additional Secured Party: Lehman Commercial Paper as Administrative Agent under that certain Credit Agreement dated 5/4/2007).	Delaware	2007 - 2168697	6/8/2007	All Products of DBT America consigned at Elk Creek Mine, 35 Frank Cos Road, Madisonville KY, 42431, under that certain Consignment Agreement dated January 1, 2007	N/A1

[1]	This previously consigned inventory has been returned to its vendor. Hopkins County Coal, LLC has or will request that DBT America, Inc. file a UCC termination statement.

Alliance – Third Amended and Restated Credit Agreement

Annex II - 4

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

Debtor	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
Mettiki Coal (WV), LLC	Joy Technologies Inc.	Delaware	2010 - 2000978	5/26/2010	Equipment and consigned inventory described in Exhibit A of RS20s Total Control Package Agreement dated May 22, 2006.	$518,280

Alliance – Third Amended and Restated Credit Agreement

Annex II - 5

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
River View Coal, LLC	Rudd Equipment Co.	Delaware	2010-2598187	7/27/2010	Volvo Articulated Truck model A40EV sn A40EV13137	N/A1
River View Coal, LLC	Whayne Supply Company	Delaware	2012-0880429	3/7/2012	1 Caterpillar 773G sn 0jws00179	$186,375

[1]	The equipment was purchased by River View Coal. LLC in April 2011. River View Coal has or will request that Rudd Equipment Co. file a UCC termination statement.

Alliance – Third Amended and Restated Credit Agreement

Annex II - 6

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
Steamport LLC	Metropolitan Bank	Kentucky	2011-2534187-24.01	8/15/2011	All assets	N/A
Steamport LLC	Metropolitan Bank	Kentucky	2011-2534187-24.02 (termination of above filing)	4/25/2012	All assets. TERMINATED.	N/A

Alliance – Third Amended and Restated Credit Agreement

Annex II -7

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
Warrior Coal, LLC	Trimble Financial Services	Delaware	2009- 1196135	4/7/2009	R8 Model 2 GNSS Rover Kit with Internal Radio, serial no. 4849161163 Carbon Fiber GPS Range Pole and Bipod TSC2, serial no. 8584C37712 TSC2 Accessory Kit	N/A
Warrior Coal, LLC	Trimble Financial Services	Delaware	2012-1531773 (terminating 2009- 1196135)	4/9/2012	R8 Model 2 GNSS Rover Kit with Internal Radio, serial no. 4849161163 Carbon Fiber GPS Range Pole and Bipod TSC2, serial no. 8584C37712 TSC2 Accessory Kit	N/A
Warrior Coal, LLC	Rudd Equipment Company	Delaware	2011-4599406	12/1/2012	Volvo Loader s/n LO90FV28590	N/A1

[1]	The equipment was purchased by Warrior Coal, LLC in March 2012. Warrior Coal has or will request that Rudd Equipment Co. file a UCC termination statement.

Alliance – Third Amended and Restated Credit Agreement

Annex II - 8

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
Webster County Coal, LLC	DBT America	Delaware	2007-2054822	6/1/2007	One (1) Carry Assembly, ordered under P.O. 112279 (SO 207448)	N/A1
Webster County Coal, LLC	DBT America	Delaware	2007-3975595	10/22/2007	One Carry Assy 5-54-35, ordered under P.O. 115440 (SO 218080)	N/A1
Webster County Coal, LLC	Officeware, Inc.	Delaware	2010-1159510	4/5/2010	1 Canon IRC5180I Copier serial no. TNF00546	N/A2

[1]	The leases reflected in these UCCs have terminated. Webster County Coal, LLC has or will request that DBT America file UCC termination statements.
[2]	The lease reflected in this UCC has terminated. Webster County Coal, LLC has or will request that DBT Officeware, Inc. file a UCC termination statement.

Alliance – Third Amended and Restated Credit Agreement

Annex II - 9

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
Advent Mining, LLC	Metropolitan Bank	Kentucky	2011-2534193-01.01	8/15/2011	All assets	N/A
Advent Mining, LLC	Metropolitan Bank	Kentucky	2011-2534193-01.02 (termination of above filing)	4/25/2012	All assets. TERMINATED.	N/A
Advent Mining, LLC	Whayne Supply Company	Kentucky	2009-2400880-43.01	7/23/2009	1 Caterpillar Model # GP 150 S/N AP1514	N/A
Advent Mining, LLC	Whayne Supply Company	Kentucky	2009-2400880-43.02 (termination of above filing)	11/14/2011	1 Caterpillar Model # GP 150 S/N AP1514. TERMINATED	N/A
Advent Mining, LLC	Whayne Supply Company	Kentucky	2011-2533300-90.01	8/10/2011	1 Caterpillar Model # D8T S/N OKPZ03296	$ 96,372

Alliance – Third Amended and Restated Credit Agreement

Annex II - 10

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL	PRINCIPAL AMOUNT OF OBLIGATIONS SECURED
Advent Processing, LLC	Metropolitan Bank	Kentucky	2011-2534185-02.01	8/15/2011	All assets	N/A
Advent Mining, LLC	Metropolitan Bank	Kentucky	2011-2534185-02.02 (termination of above filing)	4/25/2012	All assets. TERMINATED.	N/A

Alliance – Third Amended and Restated Credit Agreement

Annex II - 11

SCHEDULE 4.01(u)

Investments

1.	White County Coal, LLC owns 50% of the limited liability company interests in a company called Mid-America Carbonates, LLC.

2.	Alliance WOR Processing, LLC owns 7.3% of the limited liability company interests of White Oak Resources, LLC (“White Oak”).

3.	On September 22, 2011, Alliance Resource Operating Partners, L.P. (“AROP”) committed to provide fully collateralized equipment financing to White Oak for the purchase of coal mining equipment. The aggregate commitment amount of AROP for this purpose is $100 million, of which 0.8 million had been used as of March 31, 2012.

4.	For equity investments by AROP and the Restricted Subsidiaries in other subsidiaries, see Schedule 4.01(b).

5.	Each of the Restricted Subsidiaries listed on Schedule II (other than the Dissolving Subsidiaries) has entered into guarantees in connection with this Third Amended and Restated Credit Agreement, the 1999 Note Purchase Agreement and the 2008 Note Purchase Agreement. See Schedule 4.01(s).

6.	Available cash periodically invested in Cash Equivalents.

Alliance – Third Amended and Restated Credit Agreement

SCHEDULE 5.02(q)

Transactions with Affiliates

Certain Relationships And Related Transactions

As of December 31, 2011, Alliance Holdings GP, L.P. (“AHGP”) owned 15,544,169, or 42.3%, of the MLP common units and the MLP incentive distribution rights. In addition, the MLP’s general partners own, on a combined basis, an aggregate 2% general partner interest in the MLP, the Borrower and its Subsidiaries. The General Partner’s ability, as managing general partner, to control the MLP, the Borrower and its Subsidiaries together with AHGP’s ownership of 42.3% of the MLP’s common units, effectively gives the MLP’s general partners the ability to veto some of the MLP’s actions and to control its management.

Managing General Partner Contribution

During December 2011, an affiliated entity controlled by Joseph W. Craft III, Director, President and Chief Executive Officer of the MLP’s managing general partner, contributed $5.0 million to AHGP for the purpose of funding certain of our general and administrative expenses. Upon AHGP’s receipt of this contribution, it contributed the same to its subsidiary, the managing general partner of the MLP, which in turn contributed the same to Alliance Coal. As provided under the MLP partnership agreement, the MLP made a special allocation to its managing general partner of certain general and administrative expenses equal to the amount of its contribution. Similar transactions involving these parties may occur from time to time in the future.

Transactions Between the MLP, the Special General Partner, SGP Land, LLC (“SGP Land”), Alliance Resource Holdings, Inc. (“ARH”), Alliance Resource Holdings II, Inc. (“ARH II”) and AHGP

Related Party Transactions

Administrative Services

On April 1, 2010, effective January 1, 2010, the MLP entered into an administrative services agreement between the General Partner, the Borrower, AHGP, Alliance GP, LLC (the general partner AHGP) and ARH II (the indirect parent of the Special General Partner). Such administrative services agreement superseded a similar agreement entered into by the same parties in connection with the closing in 2006 of the initial public offering of common units by AHGP. Under such administrative services agreement, certain employees including executive officers, provide administrative services to the General Partner, AHGP, Alliance GP, LLC, ARH II and their respective affiliates. The MLP is reimbursed for services rendered by the MLP’s employees on behalf of these affiliates as provided under such administrative services agreement.

The MLP Agreement provides that the General Partner and its affiliates be reimbursed for all direct and indirect expenses they incur or payments they make on behalf of the MLP,

Alliance – Third Amended and Restated Credit Agreement

including, but not limited to, management’s salaries and related benefits (including incentive compensation), and accounting, budget, planning, treasury, public relations, land administration, environmental, permitting, payroll, benefits, disability, workers’ compensation management, legal and information technology services. The General Partner may determine in its sole discretion the expenses that are allocable to the MLP.

SGP Land

In 2001, SGP Land, as successor in interest to an unaffiliated third-party, entered into an amended mineral lease with MC Mining, LLC (“MC Mining”), an indirect subsidiary of the Borrower. Under the terms of the lease, MC Mining has paid and will continue to pay an annual minimum royalty of $300,000 until $6.0 million of cumulative annual minimum and/or earned royalty payments have been paid. MC Mining paid royalties of $300,000 during the year ended December 31, 2011. As of December 31, 2011, $2,400,000 of advance minimum royalties paid under the lease is available for recoupment against future production.

Special General Partner

In 2005, Tunnel Ridge, LLC (“Tunnel Ridge”) entered into a coal lease agreement with the Special General Partner, requiring advance minimum royalty payments of $3.0 million per year. As of December 31, 2011, Tunnel Ridge had paid $20.9 million of advance minimum royalty payments pursuant to the lease. The advance royalty payments are fully recoupable against earned royalties. The lease was amended in August 2010 to add additional acreage. Tunnel Ridge also controls surface land and other tangible assets under a separate lease agreement with the Special General Partner. Under the terms of the lease agreement, Tunnel Ridge has paid and will continue to pay the SGP an annual lease payment of $0.2 million. The lease agreement has an initial term of four years, which may be extended to be coextensive with the term of the coal lease.

Gibson County Coal, LLC (“Gibson County Coal”), an indirect subsidiary of the Borrower, has a noncancelable operating lease arrangement with the SGP for the coal preparation plant and ancillary facilities at the Gibson mining complex. The lease was amended effective February 1, 2011 to extend the term through January 2017 and reduce the monthly payment required of Gibson County Coal from approximately $216,000 to approximately $51,000.

Omnibus Agreement

Concurrent with the closing of the MLP’s initial public offering, the MLP entered into an omnibus agreement with ARH, the Special General Partner and the General Partner, which govern potential competition among the MLP and its subsidiaries, on the one hand, and the other parties to this agreement. The omnibus agreement was amended in May 2002. Pursuant to the terms of the amended omnibus agreement, ARH agreed, and caused its controlled affiliates to agree, for so long as management controls the General Partner, not to engage in the business of mining, marketing or transporting coal in the U.S., unless it first offers us the opportunity to engage in a potential activity or acquire a potential business, and the board of directors of the

Alliance – Third Amended and Restated Credit Agreement

General Partner, with the concurrence of its conflicts committee, elects to cause the MLP to pursue such opportunity or acquisition. In addition, ARH has the ability to purchase businesses, the majority value of which is not mining, marketing or transporting coal, provided ARH offers the MLP the opportunity to purchase the coal assets following their acquisition. The restriction does not apply to the assets retained and business conducted by ARH at the closing of the MLP’s initial public offering. Except as provided above, ARH and its controlled affiliates are prohibited from engaging in activities wherein they compete directly with the MLP. In addition to its non-competition provisions, this agreement contains provisions which indemnify the MLP against liabilities associated with certain assets and businesses of ARH which were disposed of or liquidated prior to consummating the MLP’s initial public offering. In May 2006, in connection with the closing of the AHGP initial public offering, the omnibus agreement was amended to include AHGP and Alliance GP, LLC as parties to the agreement.

Alliance – Third Amended and Restated Credit Agreement

Exhibit A-1

to Third Amended and Restated Credit Agreement

Form of Term Note

$[—]	Dated: [—]

FOR VALUE RECEIVED, the undersigned, ALLIANCE RESOURCE OPERATING PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of [—] (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term Advance (as defined below) owing to the Lender by the Borrower pursuant to the Third Amended and Restated Credit Agreement, dated as of May 23, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined), among the Borrower, the Lender and certain other lenders party thereto, the Issuing Banks, the Swing Line Bank, JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent for the Lenders, and the other parties named therein and a party thereto as a syndication agent, a joint lead arranger, a joint bookrunner or documentation agent, on the dates and in the amounts specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the Term Advance from the date of the Term Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to JPMorgan, as Administrative Agent, at 1111 Fannin, 8th Floor, Houston, Texas 77002 in same day funds. The Term Advance, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this promissory note (this “Promissory Note”); provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Term Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of a term loan advance (the “Term Advance”) by the Lender to the Borrower in an amount of the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from the Term Advance being evidenced by this Promissory Note and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

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Third Amended and Restated Credit Agreement

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC,
its Managing General Partner

By:	Cary P. Marshall
Name: Cary P. Marshall
Title: Vice President-Corporate Finance and Treasurer

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Term Advance and Payments of Principal

Date	Amount of Term Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

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Exhibit A-2

to Third Amended and Restated Credit Agreement

Form of Revolving Credit Note

$[—]	Dated: [—]

FOR VALUE RECEIVED, the undersigned, ALLIANCE RESOURCE OPERATING PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of [—] (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Revolving Credit Advances, the Swing Line Advances and the Letter of Credit Advances (each as defined below) owing to the Lender by the Borrower pursuant to the Third Amended and Restated Credit Agreement, dated as of May 23, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined), among the Borrower, the Lender and certain other lenders party thereto, the Issuing Banks, the Swing Line Bank, JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent for the Lenders, and the other parties named therein and a party thereto as a syndication agent, a joint lead arranger, a joint bookrunner or documentation agent, on the Termination Date for the Revolving Credit Facility.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance, Swing Line Advance and Letter of Credit Advance, from the date of such Revolving Credit Advance, Swing Line Advance or Letter of Credit Advance, as the case may be, until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to JPMorgan, as Administrative Agent, at 1111 Fannin, 8th Floor, Houston, Texas 77002 in same day funds. Each Revolving Credit Advance, Swing Line Advance and Letter of Credit Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this promissory note (this “Promissory Note”); provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making or purchasing of advances (variously, the “Revolving Credit Advances”, the “Swing Line Advances” or the “Letter of Credit Advances”) by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance, Swing Line Advance and Letter of Credit Advance being evidenced by this Promissory Note and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

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This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

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Third Amended and Restated Credit Agreement

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC,
its Managing General Partner

By:	/s/ Cary P. Marshall
Name: Cary P. Marshall
Title: Vice President-Corporate Finance and Treasurer

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Advances and Payments of Principal

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

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Exhibit B

to Third Amended and Restated Credit Agreement

Form of Notice of Borrowing

JPMorgan Chase Bank, N.A.,

  as Administrative Agent

  under the Credit Agreement

  referred to below

[Date]

Attention: [—]

Ladies and Gentlemen:

The undersigned, Alliance Resource Operating Partners, L.P., a Delaware limited partnership (the “Borrower”), refers to the Third Amended and Restated Credit Agreement, dated as of May 23, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined), among the Borrower, the lenders party thereto, the Issuing Banks, the Swing Line Bank, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and the other parties named therein and a party thereto as a syndication agent, a joint lead arranger, a joint bookrunner or documentation agent, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(a) The Proposed Borrowing is a [Term Borrowing][Revolving Credit Borrowing].

(b) The Business Day of the Proposed Borrowing is [—].

(c) The Type of Advances comprising the Proposed Borrowing is a [Base Rate Advance][Eurodollar Rate Advance].

(d) The aggregate amount of the Proposed Borrowing is $[—].

[(e) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [—] month[s].]1

[1]	To be inserted only for Eurodollar Rate Advances.

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The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i) The representations and warranties contained in each Loan Document are correct in all material respects (except to the extent any such representation or warranty itself is qualified by “materiality”, “Material Adverse Effect” or a similar qualifier, in which case it shall be correct in all respects) on and as of such date, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to an earlier date, in which case as of such earlier date.

(B) No Default has occurred and is continuing, or would result from the Proposed Borrowing or from the application of the proceeds therefrom.

Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

[Signature Page Follows]

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Third Amended and Restated Credit Agreement

Very truly yours,

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC,
its Managing General Partner

By:	/s/ Cary P. Marshall
Name: Cary P. Marshall
Title: Vice President-Corporate Finance and Treasurer

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Third Amended and Restated Credit Agreement

Exhibit C

to Third Amended and Restated Credit Agreement

Form of Assignment and Assumption

This ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [insert name of the Assignor] (the “Assignor”) and [insert name of the Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees and swingline loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	[—]

2.	Assignee:	[—] [and is an [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower:	Alliance Resource Operating Partners, L.P.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A.

5.	Credit Agreement:	The Third Amended and Restated Credit Agreement, dated as of May 23, 2012, among Alliance Resource Operating Partners, L.P., as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto

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Third Amended and Restated Credit Agreement

6.	Assigned Interest:

Facility Assigned[2]	Aggregate Amount of Commitment/ Advances for all Lenders	Aggregate Amount of Commitment/ Advances Pre-Assignment		Aggregate Amount of Commitment/ Advances Post-Assignment		Percentage Assigned of Commitment/ Advances[3]
		Assignor	Assignee	Assignor	Assignee
[—]	$[—]	$[—]	$[—]	$[—]	$[—]	[—]%
[—]	$[—]	$[—]	$[—]	$[—]	$[—]	[—]%
[—]	$[—]	$[—]	$[—]	$[—]	$[—]	[—]%

7.	Effective Date: [—][4]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[Signature Page Follows]

[2]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g., “Revolving Commitment”, “Swing Line Commitment”, “Letter of Credit Commitment” or “Term Commitment”) .

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Advances of all Lenders thereunder.
[4]	To be inserted by the Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor.

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Third Amended and Restated Credit Agreement

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[—]

By:
	Name:	[—]
	Title:	[—]

ASSIGNEE

[—]

By:
	Name:	[—]
	Title:	[—]

[Consented to and]5 Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
	Name:	[—]
	Title:	[—]

[Consented to:]6

[NAME OF RELEVANT PARTY]

By:
	Name:	[—]
	Title:	[—]

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the Borrower and/or other parties (e.g. the Swing Line Bank, the Issuing Banks) is required by the terms of the Credit Agreement.

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Third Amended and Restated Credit Agreement

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.03(b) and (c) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

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3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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Exhibit D

to Third Amended and Restated Credit Agreement

Form of Subsidiary Guaranty

SUBSIDIARY GUARANTY

Dated as of May 23, 2012

From

THE GUARANTORS NAMED HEREIN

and

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

as Guarantors

in favor of

THE ADMINISTRATIVE AGENT AND THE LENDERS REFERRED TO IN

THE CREDIT AGREEMENT REFERRED TO HEREIN

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EXHIBITS

Exhibit A	–	Guaranty Supplement

Alliance Resource

Third Amended and Restated Credit Agreement

SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY dated as of May 23, 2012 (this “Guaranty”) made by the Persons listed on the signature pages hereof under the caption “Subsidiary Guarantors” and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of the Lenders and the Administrative Agent (each as defined in the Credit Agreement referred to below).

PRELIMINARY STATEMENT. Alliance Resource Operating Partners, L.P., a Delaware limited partnership (the “Borrower”), is party to a Third Amended and Restated Credit Agreement dated as of May 23, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain lenders party thereto, JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent for the Lenders, the Issuing Banks, the Swing Line Bank and the other parties named therein and a party thereto as a syndication agent, a joint lead arranger, a joint bookrunner or documentation agent. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Advances under the Credit Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lenders under the Credit Agreement from time to time that each Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances and to issue Letters of Credit under the Credit Agreement from time to time, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Section 1. Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any Lender in enforcing any rights under this Guaranty or any other Loan Document. To the extent permitted by law, without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

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(b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(f) of the Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender under this Guaranty, such Guarantor will contribute, subject to Section 1(b) hereof and to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Lenders under or in respect of the Loan Documents.

Section 2. Guaranty Absolute. To the extent permitted by law, each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. To the extent permitted by law, the Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. To the extent permitted by law, the liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

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Third Amended and Restated Credit Agreement

(c) any taking, exchange, release or non perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

(d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of the Administrative Agent or any Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such Lender (each Guarantor waiving any duty on the part of the Administrative Agent and the Lenders to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

Section 3. Waivers and Acknowledgments. (a) To the extent permitted by law, each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.

(b) To the extent permitted by law, each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

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(c) To the extent permitted by law, each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder.

(d) To the extent permitted by law, each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Administrative Agent or such Lender.

(e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, except as provided in Section 1(c) above, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Borrower, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the latest Termination Date for all Facilities and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Administrative Agent and the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Administrative Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of

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the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the latest Termination Date for all Facilities shall have occurred, and (iv) all Letters of Credit shall have expired or been terminated, the Administrative Agent and the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

Section 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by any Guarantor to or for the account of the Administrative Agent or any Lender under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.11 of the Credit Agreement or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future Taxes other than Excluded Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to the Administrative Agent or any Lender, (i) such Guarantor shall make all such deductions, (ii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iii) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made for Taxes other than Excluded Taxes.

(b) In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

(c) Each Guarantor will indemnify the Administrative Agent and each Lender for and hold it harmless against the full amount of Taxes (other than Excluded Taxes) and Other Taxes, including Taxes imposed by any jurisdiction on amounts payable under this Section 5, imposed on or paid by the Administrative Agent or such Lender (as the case may be) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent or such Lender (as the case may be) makes written demand therefor.

(d) The obligations of each Guarantor under this Section 5 are subject in all respects to the limitations, qualifications and satisfaction of conditions set forth in Section 2.12 of the Credit Agreement, and each Guarantor shall be entitled to the same rights and benefits as are available to the Borrower under Section 2.12 of the Credit Agreement as though fully set forth herein and as though such Guarantor were a party thereto. Without limitation of the foregoing, the Lenders are subject to the obligations set forth in Section 2.12 of the Credit Agreement to the same extent as if set forth herein.

Section 6. Representations and Warranties. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to

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such Guarantor and each Guarantor hereby further represents and warrants that such Guarantor has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

Section 7. Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

Section 8. Amendments, Guaranty Supplements, Etc. (a) Except for any Guaranty Supplement delivered pursuant to Section 8(b) or as otherwise provided in Section 8(c), no amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Administrative Agent and the Lenders (other than any Lender that is, at such time, a Defaulting Lender), (i) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor’s liability with respect to the Guaranteed Obligations owing to the Administrative Agent and the Lenders under or in respect of the Loan Documents, (ii) postpone any date fixed for payment hereunder or (iii) change the number of Lenders or the percentage of (A) the Commitments, (B) the aggregate unpaid principal amount of the Advances, or (C) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Administrative Agent and the Lenders or any of them to take any action hereunder.

(b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

(c) Upon (i) the sale, conveyance or transfer of all of the Capital Stock of a Guarantor that is (A) permitted pursuant to Section 5.02 of the Credit Agreement without the

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consent of the Lenders or (B) if not permitted without such consent, effected after obtaining the consent of the Lenders or (ii) the designation of a previously Restricted Subsidiary as an Unrestricted Subsidiary pursuant to Section 5.02(r) of the Credit Agreement, so long as (A) such Restricted Subsidiary would not, at the time of such designation, constitute a New Material Subsidiary if newly-formed or newly-acquired and (B) the total assets of all Domestic Subsidiaries of the Borrower that are not Subsidiary Guarantors (after giving effect to the proposed release of such Restricted Subsidiary from the Subsidiary Guaranty as contemplated by this Section 8(c)), as reflected on their respective balance sheets as of any date of determination, shall be no greater than ten percent (10%) of the total consolidated assets of the Borrower and its Consolidated Subsidiaries as reflected on the Borrower’s consolidated balance sheet as of such date of determination, in each case as determined in accordance with GAAP, the Administrative Agent shall, on behalf of itself and the Lenders (and the Lenders hereby authorize the Administrative Agent to), promptly following the Borrower’s written request, execute such documents and instruments as shall be reasonably requested by the Borrower for the purpose of releasing such Guarantor from this Guaranty.

Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, if to any Guarantor, addressed to it in care of the Borrower at the Borrower’s address (or telecopy number) specified in Section 8.02(a)(i) of the Credit Agreement, if to the Administrative Agent, at its address (or telecopy number) specified in Section 8.02(a)(ii) of the Credit Agreement, if to an Issuing Bank, at its address (or telecopy number) specified in Section 8.02(a)(iii), (iv) or (v) of the Credit Agreement, as the case may be, if to the Swing Line Bank, at its address (or telecopy number) specified in Section 8.02(a)(vi) of the Credit Agreement, if to any other Lender, at its address (or telecopy number) specified in Section 8.02(a)(vii) of the Credit Agreement, or, as to any party, at such other address (or telecopy number) as shall be designated by such party in a written notice to each other party. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt.

Section 10. No Waiver; Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of such Section 6.01, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this

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Guaranty or any other Loan Document and although such Obligations may be unmatured. The Administrative Agent and each Lender agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section 11 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender and their respective Affiliates may have.

Section 12. Indemnification. (a) Without limitation on any other Guaranteed Obligations of any Guarantor or remedies of the Administrative Agent and the Lenders under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and the Lenders and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

(b) Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

(c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

Section 13. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

(a) Prohibited Payments, Etc. Except during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

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(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Administrative Agent and the Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Administrative Agent and the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

Section 14. Continuing Guaranty; Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the latest Termination Date for all Facilities and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Administrative Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 8.07 of the Credit Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders.

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Section 15. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto, and any Guaranty Supplement to be executed and delivered hereunder, may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 16. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding, to the extent permitted by law, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by or on its behalf as of the date first above written.

ALLIANCE COAL, LLC
By:	/s/ Cary P. Marshall
Name: Cary P. Marshall
Title: Vice President-Corporate Finance and Treasurer

ALLIANCE RESOURCE PROPERTIES, LLC
ALLIANCE DESIGN GROUP, LLC
ALLIANCE LAND, LLC
ALLIANCE PROPERTIES, LLC
ALLIANCE SERVICE, INC.
ARP SEBREE, LLC
ARP SEBREE SOUTH, LLC
ALLIANCE WOR PROPERTIES, LLC
ALLIANCE WOR PROCESSING, LLC
BACKBONE MOUNTAIN, LLC
EXCEL MINING, LLC
GIBSON COUNTY COAL, LLC
GIBSON COUNTY COAL (SOUTH), LLC
HOPKINS COUNTY COAL, LLC
MC MINING, LLC
METTIKI COAL, LLC
METTIKI COAL (WV), LLC
MT. VERNON TRANSFER TERMINAL, LLC
PENN RIDGE COAL, LLC
PONTIKI COAL, LLC
RIVER VIEW COAL, LLC
SEBREE MINING, LLC
STEAMPORT, LLC
TUNNEL RIDGE, LLC
WARRIOR COAL, LLC
WEBSTER COUNTY COAL, LLC
WHITE COUNTY COAL, LLC
MATRIX DESIGN GROUP, LLC

By:	/s/ Cary P. Marshall
Name:Cary P. Marshall
Title:Vice President-Corporate Finance and Treasurer

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Exhibit A

to Subsidiary Guaranty

Form of Subsidiary Guaranty Supplement

[Date]

JPMorgan Chase Bank, N.A., as Administrative Agent

1111 Fannin, 8th Floor

Houston, Texas 77002

Attention: [—]

Third Amended and Restated Credit Agreement dated as of May 23, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Alliance Resource Operating Partners, L.P., a Delaware limited partnership, certain lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, the Issuing Banks, the Swing Line Bank and the other parties named therein and a party thereto as a syndication agent, a joint lead arranger, a joint bookrunner or documentation agent

Ladies and Gentlemen:

Reference is made to the above-captioned Credit Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Subsidiary Guaranty”). The capitalized terms defined in the Subsidiary Guaranty or in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any Lender in enforcing any rights under this Guaranty Supplement, the Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each Lender, hereby confirms that it is the intention of all such

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Persons that this Guaranty Supplement, the Subsidiary Guaranty and the Guaranteed Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the undersigned and, by its acceptance of this Guaranty Supplement, the Administrative Agent and each Lender, hereby irrevocably agrees that the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

(c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender under this Guaranty Supplement, the Subsidiary Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Lenders under or in respect of the Loan Documents.

Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guaranty to the same extent as each other Guarantor.

Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such

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Third Amended and Restated Credit Agreement

federal court. The undersigned agrees that a final judgment in any such action or proceeding, to the extent permitted by law, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[Signature Page Follows]

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Third Amended and Restated Credit Agreement

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name: [—]
Title: [—]

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Third Amended and Restated Credit Agreement

Exhibit E

to Third Amended and Restated Credit Agreement

Form of Solvency Certificate

ALLIANCE RESOURCE OPERATING PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), hereby certifies that the person executing this certificate (this “Solvency Certificate”), Brian Cantrell, is the Chief Financial Officer (or person performing a similar function) of the Borrower and that such officer (or such person) is duly authorized to execute this Solvency Certificate, which is hereby delivered on behalf of the Borrower and its Subsidiaries pursuant to Section 3.01(a)(ix) of the Third Amended and Restated Credit Agreement, dated as of May 23, 2012 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined), among the Borrower, the lenders party thereto, the Issuing Banks, the Swing Line Bank, JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent for the Lenders, and the other parties named therein and a party thereto as a syndication agent, a joint lead arranger, a joint bookrunner or documentation agent.

The Borrower further certifies that such officer (or such person) is generally familiar with the properties, businesses and assets of the Borrower and its Subsidiaries and has carefully reviewed the Loan Documents, the Related Documents and the contents of this Solvency Certificate and, in connection herewith, has reviewed such other documentation and information and has made such investigation and inquiries as the Borrower and such officer deem necessary and prudent therefor. The Borrower further certifies that the financial information and assumptions that underlie and form the basis for the representations and certifications made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

The Borrower has entered into the Credit Agreement, under which the Lenders intend to make available to the Borrower a revolving credit facility of up to $700,000,000 and a term loan facility of up to $250,000,000, in each case, for general corporate business or working capital purposes of the Borrower and its Subsidiaries, as set forth in the Credit Agreement.

To secure the payment of the Obligations of the Loan Parties under and in respect of the Loan Documents, each Subsidiary Guarantor is unconditionally and irrevocably guaranteeing all of the Obligations of each of the other Loan Parties under and in respect of the Loan Documents pursuant to the terms of the Subsidiary Guaranty, subject to the limitations set forth therein.

The Borrower understands that the Administrative Agent and the Lenders are relying upon the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated by the Loan Documents.

The Borrower hereby further certifies that:

1. The Borrower has reviewed the projected Consolidated balance sheets, income statements and statements of cash flows of the Loan Parties prepared by its management,

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Third Amended and Restated Credit Agreement

including projected balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries on an annual basis for each of its Fiscal Years through the date set forth in clause (a) of the definition of Termination Date (collectively, the “Projected Financial Statements”), which were prepared on the basis of the estimates and assumptions stated therein, a copy of which Projected Financial Statements were furnished to the Administrative Agent and the Lenders. The Borrower believes that the Projected Financial Statements were prepared in good faith and represent a reasonable estimate of its future financial performance and the future financial performance of its Subsidiaries and are reasonable in light of the business conditions existing on the date hereof. On the date hereof, immediately before and immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Credit Agreement and the other Transaction Documents, the fair value of the property and assets of each of the Borrower, individually, and of the Borrower and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of each of the Borrower, individually, and of the Borrower and its Subsidiaries, taken as a whole, respectively.

2. On the date hereof, immediately before and immediately after giving effect to the consummation of the Transaction and the execution of the Transaction Documents, the present fair saleable value of the property and assets of each of the Borrower, individually, and of the property and assets of the Borrower and its Subsidiaries, taken as a whole, exceeds the amount that will be required to pay the probable liabilities of the Borrower, individually, and of the Borrower and its Subsidiaries, taken as a whole, respectively, on its or their debts as they become absolute and matured.

3. On the date hereof, immediately before and immediately after giving effect to the consummation of the Transaction and the execution of the Transaction Documents, neither the Borrower, individually, nor the Borrower and its Subsidiaries, taken as a whole, is engaged in business or in a transaction, or is about to engage in business or in a transaction, for which its or their property and assets would constitute unreasonably small capital.

4. The Borrower does not intend or believe that it, either individually or together with its Subsidiaries, taken as a whole, will incur debts and liabilities that will be beyond its or their ability to pay such debts or liabilities as they mature.

5. The Borrower does not intend, in consummating the Transaction and the execution of the Transaction Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Borrower, as the case may be, is or, on or after the date hereof, will become indebted.

6. In reaching the conclusions set forth in this Solvency Certificate, the Borrower has considered, among other things:

(a) the cash and other current assets of the Borrower and its respective Subsidiaries reflected in the financial statements delivered to the Administrative Agent and the Lenders;

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Third Amended and Restated Credit Agreement

(b) all of the unliquidated and contingent liabilities of the Borrower and its Subsidiaries, including, without limitation, any claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Borrower or any of its Subsidiaries or any of their respective property and assets and, in so doing, the Borrower has computed the amount of each such unliquidated or contingent liability as the amount that, in light of all of the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

(c) all of the obligations and liabilities of the Borrower and its Subsidiaries, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, without limitation, any claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Borrower or any of its Subsidiaries or any of their respective property and assets;

(d) historical and anticipated growth in the sales volume of the Borrower and its Subsidiaries and in the income stream generated by the Borrower and its Subsidiaries as reflected in, among other things, the cash flow statements comprising part of the Projected Financial Statements;

(e) the customary sales terms and the trade payables and other accounts payable of the Borrower and its Subsidiaries;

(f) the amount of the credit extended by suppliers and to customers of the Borrower and its Subsidiaries;

(g) the mandatory commitment reduction requirements and the amortization requirements set forth in the Credit Agreement and the anticipated interest payable on the Advances made from time to time under the Credit Agreement;

(h) the level of capital of the Borrower and its Subsidiaries and, to the extent that the Borrower has knowledge thereof, other entities engaged in the same or a similar business as the businesses of the Borrower and its Subsidiaries; and

(i) the Projected Financial Statements.

Delivery of an executed signature page to this Solvency Certificate by telecopier shall be effective as delivery of an original executed copy hereof.

[Signature Page Follows]

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Third Amended and Restated Credit Agreement

IN WITNESS WHEREOF, the Chief Financial Officer (or person performing a similar function) of the Borrower has executed this Solvency Certificate in his corporate capacity and on behalf of the Borrower and its Subsidiaries this 23rd day of May, 2012.

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC,
its Managing General Partner

By:	/s/ Brian Cantrell
Name: Brian Cantrell
Title: Chief Financial Officer

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Third Amended and Restated Credit Agreement